UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE REAL GOOD FOOD COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Real Good Food Company, Inc.

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

June 30, 2023

Dear Fellow Stockholders:

You are cordially invited to attend the 2023 Virtual Annual Meeting of Stockholders of The Real Good Food Company, Inc. (the “Company”) to be held on Wednesday, August 16, 2023, at 9:00 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be conducted virtually, via live Internet webcast at www.proxypush.com/RGF. The attached notice and proxy statement describe the formal business to be transacted at the Annual Meeting.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at www.proxydocs.com/RGF. On June 30, 2023, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions regarding how you may request a paper copy of these materials by mail, telephone or email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

The accompanying proxy statement provides information regarding the matters we are asking you to consider and vote upon at the Annual Meeting, which are:

1.	the election of two Class II directors for a three-year term to expire at the 2026 Annual Meeting of Stockholders;

2.	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	the amending of the 2021 Stock Incentive Plan, and

4.	the transaction of such other business as may properly be brought before the Annual Meeting, or any adjournment or postponement thereof.

The Board of Directors of the Company (the “Board”) has set June 20, 2023 as the record date for the Annual Meeting. Only stockholders of record of our Class A common stock and our Class B common stock as of the close of business on that date will be able to attend, vote and submit questions virtually during the Annual Meeting. A list of our stockholders of record as of the close of business on the record date will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002, and on the virtual platform on the date of the Annual Meeting at www.proxypush.com/RGF.

The Board has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR” each matter to be considered.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

On behalf of the Board, and the officers and employees of the Company, I would like to take this opportunity to thank you for your continued support.

Sincerely,

/s/ Gerard G. Law
Gerard G. Law
Chief Executive Officer

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials:

June 30, 2023

GENERAL INFORMATION	1

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING	1

CAUTIONARY NOTE REGARDING FORWARD -LOOKING STATEMENTS	7

PROPOSAL NO. 1 TO ELECT TWO CLASS II DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS	8

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS	9

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE	12

INFORMATION REGARDING COMMITTEES OF THE BOARD	14

PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	18

AUDIT COMMITTEE REPORT	20

PROPOSAL NO. 3 TO AMEND AND RESTATE THE 2021 STOCK INCENTIVE PLAN	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

EXECUTIVE OFFICERS	28

EXECUTIVE COMPENSATION	29

DIRECTOR COMPENSATION	33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35

HOUSEHOLDING OF PROXY MATERIALS	41

ADDITIONAL INFORMATION	41

OTHER MATTERS	42

APPENDIX A	A-1

THE REAL GOOD FOOD COMPANY, INC.

PROXY STATEMENT

FOR THE

2022 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement (this “Proxy Statement”) is being furnished to the stockholders of The Real Good Food Company, Inc. (the “Company,” “we,” “us,” and “our”) on behalf of the Board of Directors of the Company (the “Board”) in connection with the solicitation of proxies for use at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, August 16, 2023, at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Annual Meeting will be held virtually via live Internet webcast at www.proxypush.com/RGF.

Notice of Internet Availability of Proxy Materials

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, which allow companies to furnish their proxy materials over the Internet, we intend to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials on or about June 30, 2023. We sometimes refer to this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), and the proxy card, together as the “Proxy Materials.”

We will also provide access the Proxy Materials over the Internet on or about June 30, 2023. You may read, print and download the Proxy Materials at www.proxydocs.com/RGF.

Because we are furnishing the Notice to our stockholders of record, you will not receive printed Proxy Materials unless you request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Materials electronically. It also instructs you on how you may submit your proxy over the Internet, by toll-free number, or virtually at the Annual Meeting. After receiving the Notice, stockholders can request to receive a paper copy of the Proxy Materials by mail. In addition, the Notice contains instructions on how stockholders may request to receive Proxy Materials electronically by e-mail.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Why did I receive these materials?

The Board is soliciting your proxy to vote at the Annual Meeting, or at any postponement or adjournment thereof. Stockholders who held shares of our Class A common stock or Class B common stock (together, the “stockholders”) as of the close of business on the record date, June 20, 2023 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review the Proxy Materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information regarding the Company.

Who can vote at the Annual Meeting?

Only our stockholders at the close of business on the Record Date will be entitled to virtually attend and vote at the Annual Meeting.

Holders of Record—If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “holder of record.” As a holder of record, you may vote at the virtual Annual Meeting, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice. If you are a holder of record and you indicate when voting that you wish to vote as recommended by the Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by the Board on all matters described in this Proxy Statement. Gerard G. Law and Akshay Jagdale, the designated proxyholders, are members of our management.

Beneficial Owners—If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the virtual Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, if you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a control number from your nominee. Please contact your nominee directly for additional information.

What are the voting rights of the holders of our Class A common stock and Class B common stock?

As of the Record Date, the Company had 7,202,951 shares of our Class A common stock and 18,677,681 shares of our Class B common stock outstanding (collectively, the “common stock” or “shares”). Holders of shares of our Class A common stock and Class B common stock are each entitled to one vote per share on any matter that is submitted for stockholder approval. Cumulative voting is not permitted with respect to any other matter to be considered at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of Class A common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the Record Date, there were an aggregate of 25,880,632 shares of common stock outstanding, including 7,202,951 shares of our Class A common stock and 18,677,681 shares of our Class B common stock, all of which are entitled to be voted at the Annual Meeting.

What proposals am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following proposals:

1.	the election of two Class II directors for a three-year term to expire at the 2026 Annual Meeting of Stockholders;

2.	the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.

the amendment and restatement of the 2021 Stock Incentive Plan (the “2021 Plan”) to authorize an additional 1,500,000 shares of Class A common stock to be available for issuance under the 2021 Plan; and

4.	the transaction of such other business as may properly be brought before the Annual Meeting, or any adjournment or postponement thereof.

How does the Board recommend I vote on these proposals?

The Board recommends you vote:

1.	“FOR” the election of Gerard G. Law and Timothy K. Hussman as Class II directors for a three-year term to expire at the 2026 Annual Meeting of Stockholders;

2.	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	“FOR” the approval of the amendment and restatement of the 2021 Plan; and

4.	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

Unless contrary instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted as follows (1) “FOR” the election of the director nominees named in this Proxy Statement; (2) “FOR” the ratification of the selection of Grant Thornton LLP; (3) “FOR” the amendment and restatement of the 2021 Plan; and (4) in accordance with the recommendation of the Board, “FOR” or “AGAINST” all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

What are the voting requirements to approve each of the proposals?

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of withheld votes, votes against, abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF “WITHHOLD” VOTES, VOTES “AGAINST” AND ABSTENTIONS	EFFECT OF BROKER NON-VOTES
Proposal No. 1: To elect two Class II directors for a three-year term to expire at the 2026 Annual Meeting of Stockholders	A plurality of the votes cast by the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each director nominee. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected.	A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm	Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).	An “ABSTAIN” vote will be included in the total number of shares present virtually and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes to result for this proposal.

PROPOSAL	VOTING REQUIREMENT	EFFECT OF “WITHHOLD” VOTES, VOTES “AGAINST” AND ABSTENTIONS	EFFECT OF BROKER NON-VOTES

Proposal No. 3:
To approve the amendment and restatement of the 2021 Plan

Requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting (assuming that a quorum is present).

		An “ABSTAIN” vote will be included in the total number of shares present virtually and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes entitled to vote on this proposal, and will have no effect on the outcome on the vote of this proposal.

A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner regarding the voting of the shares.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions, as well as broker non-votes, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

How do I vote?

If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you may vote using any of the voting methods described in the Notice. You may vote by Internet or telephone, or, if you requested to receive printed Proxy Materials, you may refer to the instructions on the proxy card enclosed with those materials. You may also vote during the virtual Annual Meeting via the Internet at www.proxypush.com/RGF.

If you are a “beneficial owner” (that is, if you hold your shares in “street name” through a bank, broker, dealer or other nominee), you may vote in accordance with the voting instruction form provided by your bank, broker, dealer or other nominee. The availability of Internet or telephone voting will depend upon your nominee’s voting process. If you wish to vote during the virtual Annual Meeting, you must first obtain a legal proxy from your bank, broker, dealer or other nominee authorizing you to vote.

Can I change my vote?

Yes, you may change your vote at any time before the polls are closed at the Annual Meeting. The giving of a proxy does not eliminate the right to vote during the Annual Meeting. Stockholders have the right to revoke their proxy at any time prior to the exercise of that proxy by following the instructions below.

Holders of Record—If you are a “holder of record,” you may change your vote by (i) providing written notice of revocation to The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ, 08002, Attention: Corporate Secretary, (ii) executing a subsequent proxy using any of the voting methods discussed above (subject to the deadlines for voting with respect to each method), or (iii) attending the virtual Annual Meeting and voting electronically. However, simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owners—If you are a “beneficial owner” of your shares and you have instructed your nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions, or by attending and voting at the virtual Annual Meeting, which can be accomplished as described above.

Subject to any revocation, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of the Board as described above.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their discretion with respect to those matters.

When will the results of the vote be announced?

The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Who pays for costs relating to the Proxy Materials and Annual Meeting?

The costs of preparing, assembling and mailing the Proxy Materials, along with the cost of posting the Proxy Materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting of Stockholders?

Stockholders wishing to make a director nomination, or bring another proposal, before the 2024 Annual Meeting of Stockholders (but not include it in the Company’s proxy statement for the meeting) must provide written notice of such proposal to the Corporate Secretary at the Company’s principal executive offices at 3 Executive Campus, Suite 155 Cherry Hill, NJ 08002, Attention: Corporate Secretary. Such proposals must be received no later than the close of business on May 18, 2024 and no earlier than the close of business on April 18, 2024. However, if the Company changes the date of the 2024 Annual Meeting of Stockholders by more than 30 days before or 70 days after the anniversary of the Annual Meeting, notice by the stockholder of the director nomination or other proposal must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any stockholder proposal or director nomination must comply with the other provisions of the Amended and Restated Bylaws of the Company (the “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and proxy card for the Company’s 2024 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on March 2, 2024.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ, 08002, Attention: Corporate Secretary, Telephone: (856) 644-5624.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors,” and elsewhere, in our 2022 Annual Report. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

PROPOSAL NO. 1

TO ELECT TWO CLASS II DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

BOARD STRUCTURE AND MEMBERSHIP

We currently have six directors on the Board. The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws provide that the Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other two classes continuing to serve for the remainder of their respective three-year terms. Because approximately one-third of our directors will be elected at each annual meeting of stockholders, consecutive annual meetings could be required for our stockholders to change a majority of the Board. This classification of the Board may have the effect of delaying or preventing changes of control of the Company.

Our three classes of directors are currently divided as follows:

•	the Class I directors are Gilbert B. de Cardenas and Mark J. Nelson, and their terms will expire at the 2025 Annual Meeting of Stockholders;

•	the Class II directors are Gerard G. Law and Timothy K. Hussman, and their terms will expire at the 2026 Annual Meeting of Stockholders; and

•	the Class III directors are Bryan Freeman and George F. Chappelle, Jr., and their terms will expire at the 2024 Annual Meeting of Stockholders.

Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by a majority of the directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The Company may reduce or increase the size of the Board by resolution adopted by the affirmative vote of a majority of the directors.

The Board has nominated Mr. Law for re-election to the Board, and Mr. Hussman for election to the Board. If elected at the Annual Meeting, Messrs. Law and Hussman would serve until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The Company’s management has no reason to believe that either nominee will be unable to serve.

It is the Company’s policy to encourage directors and director nominees to attend the Annual Meeting.

All of the Board members serving at the time of the 2022 Annual Meeting of Stockholders attended the meeting.

RECOMMENDED VOTE

The election of each of our director nominees requires a plurality of the votes cast by the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that the two nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR,” or “WITHHOLD” with respect to this Proposal 1. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes cast on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

This section provides information, as of the date of this Proxy Statement, regarding each director nominee and continuing director, including age, positions currently held, principal occupation, and business experience for at least the past five years. In addition, this section provides information regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that such director or nominee should be able to serve as a director. The Board believes that each of the directors and nominees has a reputation for integrity, honesty and adherence to high ethical standards, and that they have demonstrated business acumen, an ability to exercise sound judgment, and a commitment to service to the Company and the Board.

Director Nominees

The following table lists the persons recommended by our nominating and corporate governance committee, and nominated by the Board, to be elected as directors, including relevant information as of June 20, 2023:

Name	Age	Position
Gerard G. Law	49	CEO and Director
Timothy K. Hussman (1)(2)	63	Director

(1)	Member of our nominating and corporate governance committee.
(2)	Member of our audit committee.

Gerard G. Law. Mr. Law has served as Chief Executive Officer of our operating subsidiary, RGF, LLC, since September 2020 and Chief Executive Officer and director of the Company since June 2, 2021. Mr. Law has over 29 years of experience in the frozen foods industry, with experience in sales, marketing, research and development, operations, distribution, and mergers and acquisitions. Prior to joining us, from 2011 to 2020 Mr. Law was Senior Vice President, Snack Foods Division at J&J Snack Foods (Nasdaq: JJSF), where he managed 16 manufacturing plants. Prior to serving in that role, Mr. Law held a wide range of positions at J&J Snack Foods of increasing responsibility from 1992 to 2011, including Senior Vice President, Western Operations; General Manager; Assistant General Manager; Plant Engineer; and Design Engineer, Snack Foods Division. Since 2014, Mr. Law has served as 2nd Vice Chair and Board Member of Oaks Integrated Care, a nonprofit organization. Mr. Law holds a Bachelor of Science in Business, as well as a Master of Business Administration in Marketing, from Drexel University LeBow College of Business.

We believe Mr. Law’s role as our Chief Executive Officer and his history at J&J Snack Foods, in addition to his extensive management experience in the frozen foods industry, manufacturing expertise, and knowledge qualify him to serve on the Board.

Timothy K. Hussman. Mr. Hussman has served the Board and audit and nominating and corporate governance committees since May 30, 2023. Mr. Hussman served for over 35 years in varying roles of increasing responsibility within the meat industry before retiring in 2018. From 2014 to 2018 Mr. Hussman served as president of Sysco Corporation family of brands specialty meat division, where he oversaw 22 manufacturing facilities. Prior to 2014 Mr. Hussman served as executive chairman of West Coast Specialty Meat Group, a position which he held beginning in 2005. Mr. Hussman currently serves on the Board of Directors of the Maryland 4-H Foundation, a non-profit focused on youth leadership development.

Mr. Hussman has a Bachelor of Science in Animal Science from Virginia Tech University, a diploma in Agricultural Production and Marketing from Lincoln University, New Zealand, and a Master of Business Administration degree from Pepperdine University.

We believe Mx. Hussman’s extensive experience in leadership roles within the meat industry, as well as his extensive education and knowledge of our industry, qualify him to serve on the Board.

Continuing Directors

The following table includes the members of the Board who are continuing in office, including relevant information as of June 20, 2023:

Name	Age	Position
Executive Directors
Bryan Freeman	53	Executive Chairman, President, Secretary, Chairperson of

Non-Employee Directors
Gilbert B. de Cardenas. (1)(3)	59	Director
Mark J. Nelson (1)	54	Director
George F. Chappelle, Jr. (1)(2)(3)	61	Lead Independent Director

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee.

Bryan Freeman. Mr. Freeman has served as Executive Chairman of our operating subsidiary, Real Good Foods, LLC (“RGF, LLC”), since October 2020, and has served as Executive Chairman, President, Secretary, and Chairperson of the Board since June 2, 2021. Mr. Freeman also served as Chief Executive Officer of RGF, LLC from September 2017 to October 2020. Mr. Freeman has over 20 years of experience in the frozen foods industry. Since 2015, Mr. Freeman has served as Chairman of High Road Ice Cream, Inc. and, since 2010, as Managing Partner at Slingshot Consumer LLC, a private equity fund focused on emerging food manufacturing companies. Prior to joining us, Mr. Freeman was an executive at AdvancePierre Foods from 2015 to 2017, and part of the senior leadership team when AdvancePierre Foods completed its initial public offering in 2016. Mr. Freeman also served on the mergers and acquisitions team at AdvancePierre Foods. Mr. Freeman resigned from AdvancePierre Foods after its sale to Tyson Foods in 2017. From 2010 to 2014, Mr. Freeman served as Chief Executive Officer at Better Bakery Co. LLC. From 2005 to 2009, he served as Chief Executive Officer at MCOOLZ, LLC, a dairy and juice processing manufacturer and marketer. Prior to working at MCOOLZ, LLC, Mr. Freeman served as President at Snackworks LLC from 2000 to 2005, which was acquired by J&J Snack Foods (Nasdaq: JJSF) in 2005. Mr. Freeman holds a Bachelor of Arts in International Economics from the University of California, Los Angeles, and a Master of Business Administration and Juris Doctor from Loyola Marymount University.

We believe Mr. Freeman’s history with the Company, AdvancePierre Foods, and Snackworks LLC, in addition to his extensive leadership experience in the frozen foods industry, strategic expertise, and knowledge, qualify him to serve as Chairperson of the Board.

Gilbert B. de Cardenas. Mr. de Cardenas has served on the Board, compensation committee, and nominating and corporate governance committee since November 2021. Mr. de Cardenas currently serves as a member of Nielsen-Massey Vanilla’s board of directors, a member of Nielsen-Massey Vanilla’s compensation committee, and a member of Cacique, Inc.’s board of directors. Since 2009, Mr. de Cardenas has served as Chief Executive Officer of Cacique, Inc., a brand in the Mexican-style cheese, cream and sausage category. Prior to that time, Mr. de Cardenas was the Chief Executive Officer of Reynaldo’s Foods from 2006 to 2009, a branded meat and dessert company. Mr. de Cardenas holds a Master of Business Administration and Management from the University of Chicago.

We believe Mr. de Cardenas’ experience as Chief Executive Officer and member of the board of directors of Cacique, Inc., as well as his extensive industry experience and knowledge, qualify him to serve on the Board.

Mark J. Nelson. Mr. Nelson has served the Board and audit committee since November 2021. Mr. Nelson currently serves as a member of Local Bounti Corporation’s board of directors. Prior to joining us, Mr. Nelson served in various roles as Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of Beyond Meat, Inc. (Nasdaq: BYND) from December 2015 to May 2021 after briefly serving as Senior Vice President and Chief Financial Officer of Biolase, Inc. (Nasdaq: BIOL), a medical device company, from March 2017 to May 2017. Mr. Nelson served as Beyond Meat, Inc.’s Chief Operating Officer and Chief Financial Officer from 2016 to 2017, and solely as its Chief Financial Officer from 2015 to 2016. Prior to joining Beyond Meat, Inc., Mr. Nelson was Chief Financial Officer and Treasurer of Farmer Bros. Co. (Nasdaq: FARM), a manufacturer, wholesaler, and distributor of coffee, tea, spices, and culinary products, from April 2013 to November 2015. Prior to that, he served as Chief Accounting Officer (2010 to 2013), Vice President, Corporate Controller (2008 to 2010), Vice President, General Manager (2006 to 2008) and Finance Director (2004—2006) at Newport Corporation, a former publicly traded global supplier of advanced technology products and systems. He also served as Finance Director at Thermo Fisher Scientific Inc. (NYSE: TMO), a biotechnology product development company, from 2002 to 2004, FP&A Manager, Plant Controller, and Senior Financial Analyst at C. R. Bard, Inc. from 1998 to 2002, Chief Executive Officer and Founder of Western Energy Services, Inc. from 1993 to 1997, and Financial Management Program Trainee at the General Electric Company (NYSE: GE) from 1990 to 1993. Mr. Nelson holds a Bachelor of Business Administration with a specialty in Finance from University of Massachusetts at Amherst, Isenberg School of Management, and a Master of Business Administration from Babson College, Franklin W. Olin Graduate School of Business.

We believe Mr. Nelson’s experience as Chief Financial Officer, Treasurer, Chief Operating Officer, and Secretary of Beyond Meat, Inc., as well as his experience as member of Local Bounti Corporation’s board of directors, qualify him to serve on the Board.

George F. Chappelle, Jr. Mr. Chappelle has served as Lead Independent Director to the Board and as Chairperson of our compensation committee since September 2021. Since January 2020, Mr. Chappelle has served as a Board Member and Advisor of Green Fees LLC and, from July 2018 to December 2020, served as chairman of the board of Flagstone Foods. Prior to joining us, Mr. Chappelle served in several roles at Tyson Foods, including as Chief Corporate Services Officer from April 2019 to January 2020, General Manager of Emerging Proteins from January 2019 to January 2020, Chief Operating Officer of Prepared Foods from January 2018 to December 2018, and Chief Integration Officer from July 2017 to December 2017. Mr. Chappelle also served as Chief Operating Officer of AdvancePierre Foods from 2014 to 2017, Chief Operating Officer of Vi-Jon in 2013, Chief Operating Officer of Solo Cup Company from 2009 to 2012, and held several positions at Sara Lee Foods, including as Senior Vice President, Chief Supply Chain Officer and Senior Corporate Officer from 2008 to 2009, and Senior Vice President, Chief Information Officer and Senior Corporate Officer from 2005 to 2008. Prior to his role at Sara Lee Foods, Mr. Chappelle served as Vice President, Chief Information Officer, and Corporate Officer of HJ Heinz from 2002 to 2005, and Group Vice President, Information Systems of ABB Switzerland Ltd. from 2000 to 2002. Mr. Chappelle holds a Bachelor of Science in Information Technology from Westfield State College, and a Master of Science in Applied Management from Lesley College.

We believe Mr. Chappelle’s experience as a former officer of Tyson Foods, and previous service as Chief Operating Officer of AdvancePierre Foods, as well as his extensive leadership skills, industry experience and knowledge, qualify him to serve on the Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

Our Class A common stock is listed on the Nasdaq Global Market (“Nasdaq”). Under Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act and under the applicable Nasdaq rules. Further, Nasdaq listing standards provide that a director only qualifies as “independent” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of that listed company.

To be considered independent pursuant to Rule 10A-3 and Nasdaq listing standards, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent pursuant to Rule 10C-1 and Nasdaq listing standards, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director, and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board has determined that each of Messrs. Chappelle, de Cardenas, Hussman and Nelson do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq listing standards. Messrs. Freeman and Law are not independent under Nasdaq’s listing standards since they are each currently an executive officer. Additionally, the Board determined that all members of the audit committee and compensation committee are independent under Rules 10A-3 and 10C-1, as applicable. For more information, see “Information Regarding Committees of the Board.”

In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.” There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Separation of Roles of Chief Executive Officer and Chairperson of the Board

The Board recognizes that the leadership structure and combination or separation of the roles of the Chief Executive Officer and Chairperson of the Board is driven by our needs at any point in time. As a result, the Board does not have a fixed policy regarding the separation of the offices of Chief Executive Officer and Chairperson of the Board and believes it should maintain the flexibility to select its leadership structure from time to time based on the criteria that it deems to be in the best interest of our Company and stockholders.

Currently, Gerard G. Law serves as our Chief Executive Officer, and Bryan Freeman serves as Chairperson of the Board in addition to his role as an executive officer. We believe separating the Chief Executive Officer and Chairperson positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairperson to provide strategic guidance. While our Bylaws and corporate governance policies do not require that our Chairperson and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Lead Independent Director

We have appointed a Lead Independent Director. The Board believes that a governance structure involving a separate Chairperson of the Board and Chief Executive Officer, combined with a Lead Independent Director, will result in an effective balancing of responsibilities, experience, and independent perspectives that will meet the current corporate governance needs and oversight responsibilities of the Board. Because Bryan Freeman, the Chairperson of the Board, will not qualify as independent pursuant to Nasdaq listing standards since he is currently an executive officer, George F. Chappelle, Jr. serves as our Lead Independent Director, ensuring the Board is led with independent oversight of management.

Role of the Board in Risk Oversight and Risk Management

One of the key functions of the Board is to oversee our risk management process. The Board administers its oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address the risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board and Board Committees

During the year ended December 31, 2022 the Board met seven times. The audit, compensation, and nominating and corporate governance committees met two, three, and zero times, respectively, during the year ended December 31, 2022. All incumbent members of the Board attended at least 75% of the meetings of the Board and at least 75% the meeting of the committees of the Board of which each director was a member, in each case, during the period that such director served on the Board or applicable committee. The independent members of the Board did not meet separately as a group during the year ended December 31, 2022.

No Hedging or Pledging Policy

The Insider Trading Policy that was adopted by the Board prohibits our directors, officers and employees from hedging the economic interest in our securities, and from pledging our securities.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three standing committees: our audit committee, compensation committee, and nominating and corporate governance committee. The following table provides membership and meeting information for the year ended June 20, 2023, for each of the committees of the Board:

	Audit Committee		Compensation Committee		Nomination & Governance Committee
Timothy K. Hussman	X				X	*
George F. Chappelle, Jr.	X		X	*	X
Gilbert B. de Cardenas			X		X
Mark J. Nelson	X	*

*	Chairperson of the respective committee

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and SEC rules regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment regarding the Company.

The charters for the audit, compensation, and nominating and corporate governance committee are each available at https://investors.realgoodfoods.com/corporate-governance. The information contained on our website is not incorporated by reference in, or considered part of, this Proxy Statement and references in this Proxy Statement to our website are to inactive textual references only.

Audit Committee

Our audit committee consists of Messrs. Chappelle, Nelson and Hussman, each of whom meet the requirements for independence under the applicable Nasdaq listing standards and SEC rules. Mr. Nelson is the chair of our audit committee and qualifies as an “audit committee financial expert” as such term is defined under SEC rules. Our audit committee is responsible for, among other things:

•	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

•

monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

•	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

•	overseeing the independence and performance of our independent registered public accounting firm;

•

overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

•	facilitating communication among our independent registered public accounting firm, management, and the Board;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement; and

•	perform such other duties and responsibilities as are enumerated in and consistent with our audit committee charter.

Compensation Committee

Our compensation committee consists of Messrs. Chappelle and de Cardenas, each of whom meet the requirements for independence under the applicable Nasdaq listing standards and SEC rules. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Chappelle is the chair of our compensation committee. Our compensation committee is responsible for, among other things:

•	assisting the Board in developing and reviewing compensation programs applicable to our executive officers and directors;

•	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

•	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

•	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

•	preparing the report of our compensation committee required by SEC rules to be included in our annual proxy statement; and

•	performing such other duties and responsibilities as an enumerated and consistent with our compensation committee charter.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Board or compensation committee. For additional information, refer to the section entitled “Certain Relationships and Related Transactions.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. de Cardenas, Hussman and Chappelle, each of whom meets the requirements for independence under Nasdaq listing standards. Mr. Hussman is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for, among other things:

•	assisting the Board in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the Board and our nominating and corporate governance committee;

•	recommending to the Board the appointment of director nominees that meet the selection criteria;

•	recommending to the Board the appointment of directors to serve on each committee of the Board;

•	developing and recommending to the Board such corporate governance policies and procedures as our nominating and corporate governance committee determines is appropriate from time to time;

•	overseeing the performance and evaluation of the Board, and of each committee of the Board; and

•	performing such other duties and responsibilities as are consistent with our nominating and corporate governance committee charter.

Policy for Consideration of Director Nominees

In recommending candidates for election to the Board (including both incumbent nominees and new nominees), the nominating and corporate governance committee considers nominees recommended by directors,

executive officers, employees, stockholders and others. The nominating and corporate governance committee may also engage consultants or third-party search firms to assist in identifying and evaluating potential nominees The nominating and corporate governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions, and, for new nominees, interviews with selected candidates, as appropriate. In addition, for incumbent nominees, the nominating and corporate governance committee and the Board consider these directors’ valuable contributions to the Company’s success during their prior years of Board service.

The minimum selection criteria established by our nominating and corporate governance committee includes, without limitation, (i) the ability and willingness to devote the necessary time and effort to diligently perform the duties and responsibilities of Board membership, (ii) a high level of integrity, personal and professional ethics, and sound business judgment, (iii) commitment to enhancing long-term stockholder value and understanding that such director’s primary goal is to serve the best interest of our stockholders, and (iv) freedom from conflicts of interests that would violate applicable laws, rules, regulations or listing standards, conflict with any of the Company’s corporate governance policies or procedures, or interfere with the proper performance of such director’s responsibilities.

Each director should possess attributes, characteristics, experiences, qualifications and skills which enhance his or her ability to perform duties on behalf of the Company (both individually and in combination with the other directors). In making its assessment, our nominating and corporate governance committee will consider such factors as (i) personal qualities, skills and characteristics (which may include, but are not limited to, ethnicity, gender, race and sexual orientation), (ii) expertise in specific business areas, including sales, marketing, strategy, finance, corporate governance or legal, (iii) professional experience in the food industry (or similar industries), and (iv) ability to qualify as an “independent director” under the Nasdaq listing rules and to otherwise exercise independent judgment as a director.

Our nominating and corporate governance committee may also consider such other factors as it determines would reasonably be expected to contribute to the overall effectiveness and diversity of the Board. We also expect nominees to be committed to understanding the Company and its industry and to regularly attend and participate in meetings of the Board and its committees. Upon selection of a qualified candidate, the nominating and corporate governance committee recommends the candidate for consideration by the full Board.

Policy for Consideration of Nominees Recommended by Stockholders

Our nominating and corporate governance committee will review and consider any director candidates who have been recommended by stockholders of the Company entitled to vote in the election of directors, so long as such candidates (i) have been nominated in accordance with the procedures set forth in the Bylaws (each as amended and in effect from time to time), including the timing and informational requirements therein (as discussed in “Questions and Answers Regarding the Annual Meeting”), and (ii) meet the minimum selection criteria for director nominees established by the Board or the committee as described above.

Delinquent Section 16(a) Reports

Section 16 of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of its Class A common stock, to file with the SEC initial reports of ownership and reports of changes in ownership. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely upon its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

Stockholder Communications with The Board

Stockholders who wish to communicate with the Board may do so by e-mail to ir@realgoodfoods.com, or by following the directions as set forth on the Company’s website at www.realgoodfoods.com, under the section titled “Investors” and the subsection titled “Information Request.” Communications sent in accordance with this process will be transmitted by the Company to the appropriate Board members.

Code of Business Conduct and Ethics

The Board has adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, or controller, or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website at www.realgoodfoods.com.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, or our directors, requiring disclosure under the applicable SEC rules and Nasdaq listing rules, on our website identified above.

PROPOSAL NO. 2

TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR

ENDING DECEMBER 31, 2023

Our audit committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the fiscal year ended December 31, 2022 are described below and within the section entitled “Audit Committee Report.”

Neither the Company’s governing documents or applicable law require stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Grant Thornton LLP has audited the Company’s fiscal year financial statements since 2021. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Auditor Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Grant Thornton LLP for the years ended December 31, 2022 and 2021:

Category of Fees	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees(1)	$528,280	$818,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total:	$528,280	$818,250

(1)

Audit Fees consist of fees for professional services rendered for the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters. For the fiscal year ended December 31, 2021, this category also included fees for services provided in connection with our initial public offering.

Audit Committee Pre-Approval Policy

Our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. As part of this review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Our audit committee has pre-approved all services preformed since the pre-approval policy was adopted.

RECOMMENDED VOTE

The ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a routine matter under applicable stock exchange rules. Because a bank, broker or other nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2022.

Our audit committee oversees our financial reporting process on behalf of the Company’s board of directors, but management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, our audit committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effect of any new accounting initiatives.

Our audit committee reviewed and discussed with Grant Thornton LLP, which was responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with our audit committee under the applicable requirements of the PCAOB and the SEC. In addition, our audit committee has discussed with Grant Thornton LLP its independence from management, and the Company has received from Grant Thornton LLP the written disclosures and the letter required by the PCAOB regarding Grant Thornton’s communications with our audit committee on such topic.

We have met with Grant Thornton LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Grant Thornton LLP, as the Company’s independent registered public accounting firm, also periodically updates our audit committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Grant Thornton LLP were held with and without management present. Members of our audit committee are not employed by the Company, and our audit committee does not provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Subject to stockholder approval, we and the Company’s board of directors also recommended the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The foregoing report has been furnished by the members of the audit committee who participated in the 2022 audit.

Respectfully submitted,
AUDIT COMMITTEE Mark J. Nelson, Chair
George F. Chappelle, Jr.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF THE 2021 STOCK INCENTIVE PLAN

The Board of Directors is requesting that the Company’s stockholders approve the Company’s Amended and Restated 2021 Stock Incentive Plan (as amended and restated, the “A&R 2021 Plan”) at the Annual Meeting. The 2021 Plan was initially adopted in connection with the Company’s initial public offering in 2021. On June 27, 2023, the Board, upon the recommendation of the compensation committee, approved the amendment and restatement of the 2021 Plan, subject to stockholder approval. The A&R 2021 Plan provides for the reservation of an additional 1,500,000 shares of Class A common stock to be available for issuance under the 2021 Plan, and otherwise contains no changes to the existing 2021 Plan. The 1,500,000 shares of Class A common stock to be reserved for issuance under the A&R 2021 Plan represent approximately 21% of the total outstanding shares of Class A common stock as of June 20, 2023 on a fully converted basis.

The Board believes that approving the A&R 2021 Plan is in the best interest of the stockholders. The proposed 1,500,000 additional shares of Class A common stock to be included in the A&R 2021 Plan at the Annual Meeting provide the Company with the continued ability to grant a variety of equity awards to help attract, motivate and retain executive officers, directors and employees of the Company. If the stockholders approve the A&R the 2021 Plan at the Annual Meeting, the amendment will be effective as of the date of the Annual Meeting.

The purpose of the A&R 2021 Plan is to promote the success and enhance the value of the Company by aligning the financial interests of the executive officers, employees and members of the Board with those of stockholders and by providing these individuals with an incentive to work to enhance stockholder value. The A&R 2021 Plan also provides an incentive for executive officers, directors and employees to create stockholder value over the long term, since the full value of their compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years. The A&R 2021 Plan is also intended to provide the Company with flexibility in creating ways to attract, motivate, and retain the services of its executive officers, directors and employees.

As explained in greater detail in the “Executive Compensation” section of this Proxy Statement, the Company grants its executive officers and employees equity participation in the Company. The 2021 Plan provides executive officers, directors and employees with opportunities to obtain shares in the Company pursuant to the vesting of restricted stock units (“RSUs”). Neither the Board nor the compensation committee has retained any consultant to provide any analysis or opinion in connection with the amendment and restatement of the 2021 Plan.

In order to continue to make grants in accordance with the compensation philosophy adopted by the Board and the compensation committee, the Board has approved and is requesting the stockholders to approve the A&R 2021 Plan. The Board believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company’s growth strategy.

If this Proposal 3 receives requisite stockholder approval, the Company intends to register the shares of Class A common stock available for issuance under the A&R 2021 Plan on a registration statement on Form S-8 under the Securities Act of 1933, as amended, as soon as reasonably practicable following receipt of approval.

A copy of the A&R 2021 Plan is attached to this Proxy Statement as Appendix A (with deleted text stricken and added text bold and underlined), and a summary of the A&R 2021 Plan is set forth below. This summary is qualified in its entirety by reference to the A&R 2021 Plan. Stockholders are urged to read the actual text of the A&R 2021 Plan.

Summary of the A&R 2021 Plan

Under the A&R 2021 Plan, the Company has reserved an aggregate of 4,800,000 shares of our Class A common stock for issuance thereunder, which includes the additional 1,500,000 shares covered under this Proposal 3. Additionally, the number of shares reserved for issuance increases automatically on January 1 of each calendar year beginning in 2022 by the lesser of (i) 2.0% of the number of outstanding shares of our Class A common stock as of December 31 of the preceding calendar year, or (ii) such lesser number of shares of our Class A common stock determined by our Board of Directors. The number of shares of our Class A common stock is also subject to adjustment in the event of a recapitalization, stock split, reclassification, stock dividend, or other change in our capitalization. In addition, the following shares of our Class A common stock will be available for grant and issuance under the A&R 2021 Plan:

•

shares subject to stock options or SARs granted under the A&R 2021 Plan that cease to be subject to the stock option or SAR for any reason other than exercise of the stock option or SAR pursuant to the A&R 2021 Plan;

•	shares subject to awards granted under the A&R 2021 Plan that are subsequently forfeited or reacquired by us prior to vesting;

•	shares subject to awards granted under the A&R 2021 Plan that otherwise terminate without shares being issued;

•	shares surrendered, canceled, or exchanged for cash or a different award (or combination thereof) under the A&R 2021 Plan; and

•	shares subject to awards under the A&R 2021 Plan that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award.

Plan Administration

The A&R 2021 Plan will be administered by our compensation committee (all of the members of which are independent directors under the applicable Nasdaq listing standards and SEC rules and non-employee directors as defined pursuant to Rule 16b-3 of the Exchange Act), or by our board of directors acting in place of our compensation committee. Our compensation committee will have the authority to construe and interpret the A&R 2021 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the A&R 2021 Plan. The compensation committee or the Board of Directors may delegate to a committee of one or more employees who are members of the Board of Directors the authority to grant or amend awards or to take other administrative actions, subject to limitations in the A&R 2021 Plan.

Awards and Eligible Participants

The A&R 2021 Plan authorizes the award of stock options, SARs, restricted stock awards, RSUs, performance awards, and stock bonuses. The A&R 2021 Plan provides for the grant of awards to our employees, directors, and certain independent contractors.

Restricted Stock Units

RSUs, which are the only equity grants currently issued under the 2021 Plan and contemplated to be granted under the A&R 2021 Plan, represent the right of the holder to receive shares of our Class A common stock at a specified date in the future, subject to forfeiture of that right due to termination of employment. If an RSU has not been forfeited then, on the specified date, we will deliver to the holder of the RSU shares of our Class A common stock.

Corporate Transaction

If we are party to a corporate transaction, all outstanding grants may be canceled in connection with a cash payment to the participant, or assumed by the surviving company.

Termination; Amendment

The 2021 Plan will terminate ten years from the date our board of directors approved of it, unless it is terminated earlier by our board of directors. Our Board of Directors may amend, suspend or terminate the A&R 2021 Plan at any time, subject to compliance with applicable law and Nasdaq listing standards; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend the A&R 2021 Plan in any manner that requires such stockholder approval and, further, that a participant’s award will be governed by the version of the A&R 2021 Plan then in effect at the time such award was granted.

Repricing

The compensation committee may reprice stock options or stock appreciation rights (“SARs”) without the consent of our stockholders.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to participants arising from participation in the A&R 2021 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the A&R 2021 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Non-Qualified Stock Options (“NQSOs”) and SARs.    No taxable income will be recognized by a participant upon receipt of an NQSO or a SAR, and we will not be entitled to a tax deduction upon the grant of such right. Upon the exercise of a SAR, the holder will recognize ordinary income, subject to wage and employment tax withholding, as applicable, on the fair market value of the cash and other property received with respect to the SAR. Upon the exercise of an NQSO, the holder will recognize ordinary income, subject to wage and employment tax withholding, as applicable, on an amount equal to the excess of the fair market value of the share acquired on the date of exercise over the exercise price. We will generally be entitled to a corresponding tax deduction equal to the amount of ordinary income recognized, subject to our controlling interest percentage.

RSUs. Participants generally recognize no taxable income at the time of an award of RSUs. The award becomes taxable the day it vests, and is taxed as ordinary income to the participant based on the number of shares issued multiplied by the fair market value of our shares the day of vesting. We will generally be entitled to a corresponding tax deduction equal to the amount of ordinary income recognized by the participants, subject to our controlling interest percentage. To the extent Participants realize capital gains, subsequent to the tax basis established at vesting, we will not be entitled to any deduction for federal income tax purposes.

New Plan Benefits

As of the date hereof, no RSUs or other awards have been granted under the A&R 2021 Plan. Awards under the A&R 2021 Plan will be granted at the discretion of the compensation committee and, accordingly, are not determinable. The A&R 2021 Plan is not being amended to alter any parameters of the existing 2021 Plan other than the aforementioned increase in shares authorized for granting.

Awards Granted under the Existing 2021 Plan

The following table sets forth information with respect to the number of outstanding RSUs that have been granted to the named executive officers, directors and employees set forth below under the existing 2021 Plan as of June 20, 2023 (those not named have no such outstanding RSUs):

Name	RSUs Outstanding
Named Executive Officers
Bryan Freeman	836,796
Gerard G. Law	836,796
Akshay Jagdale	485,815

Directors
Mark J. Nelson	43,536

Other Persons
Each associate of the above-named executive officers or director	—
Each other person who received or is to receive 5% of such RSUs	—

Groups of Persons
All executive officers as a group	2,166,550
All non-executive officer employees a group	797,403

RECOMMENDED VOTE

Approval of the A&R 2021 Plan requires the affirmative vote of a majority of the outstanding shares present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal 3. Abstentions will have the same effect as a vote “AGAINST” this proposal.

This proposal is considered a non-routine matter under applicable stock exchange rules. A bank, broker or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will not count as votes entitled to vote on this proposal, and thus will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE REAL GOOD FOOD COMPANY, INC. AMENDED & RESTATED 2021 PLAN AND THE RESERVATION OF 1,500,000 SHARES OF CLASS A COMMON STOCK TO BE MADE AVAILABLE FOR ISSUANCE THEREUNDER.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as June 20, 2023, by: (i) each director, (ii) each of our named executive officers, (iii) all executive officers and directors of the Company as a group and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of our common stock, if any. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o The Real Good Food Company, Inc., 3 Executive Campus Suite 155, Cherry Hill, NJ 08002.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The table is based upon information supplied by officers, directors and principal stockholders, including information set forth in ownership reports filed with the SEC.

The percentages below are based on a total of 25,880,632 shares of our common stock, consisting of 7,202,951 shares of our Class A common stock and 18,677,681 shares of our Class B common stock outstanding as of June 20, 2023.

	CLASS A COMMON STOCK (1)	CLASS A BENEFICIAL OWNERSHIP (1)	CLASS B COMMON STOCK (1)(2)	CLASS B BENEFICIAL OWNERSHIP	COMBINED VOTING POWER (3)
NAME OF BENEFICIAL OWNER	NUMBER	%	NUMBER	%	%
5% Stockholders
Josh Schreider (4)	—	—	3,456,022	18.5%	13.4%
Slingshot Consumer LLC (5)	—	—	3,956,022	21.2%	15.3%
PPZ, LLC (6)	—	—	3,956,022	21.2%	15.3%
AWM Investment Company, Inc. (7)	749,931	10.4%	—	—	2.9%
Divario Ventures, LLC (8)	—	—	999,082	5.3%	3.9%
Strand Equity Partners III, LLC (9)	226,225	3.1%	1,205,776	6.5%	5.5%
CPG Solutions, LLC (10)	—	*	1,268,690	6.8%	4.9%
Fidelity Investors (11)	1,048,581	14.6%	2,809,281	15.0%	14.9%
Driehaus Capital Management LLC (12)	722,830	10.0%	—	—	2.8%

Named Executive Officers and Directors
Bryan Freeman (13)	10,000	*	3,956,022	21.2%	15.3%
Gerard G. Law (14)	15,042	*	816,380	4.4%	3.2%
Akshay Jagdale (15)	27,233	*	210,406	1.1%	*
George F. Chappelle, Jr.	8,749	*	—	—	*
Gilbert B. de Cardenas (16)	17,725	*	—	—	*
Mark J. Nelson	36,466	*	—	—	*
All executive officers and directors as a group (six persons) (17)	115,215	1.6%	6,251,498	33.5%	24.6%

*	Represents beneficial ownership or voting power of less than 1%.
(1)

Subject to the terms of the Exchange Agreement, the members of our operating subsidiary, RGF, LLC, holding shares of our Class B common stock may exchange their Class B Units and cancel an equivalent amount of their shares of Class B common stock for newly issued shares of our Class A common stock or, at our option, redeem such Class B Units for cash. For additional information, refer to the section entitled “Certain Relationships and Related Transactions—Exchange Agreement.”

(2)	Represents Class B Units that are paired with an equal number of shares of Class B common stock.
(3)	Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class.
(4)

As of January 18, 2023, based on information provided in a Schedule 13G/A (Amendment No. 1) filed February 14, 2023. Consists of shares of our Class B common stock held by Mr. Schreider directly. The address of Josh Schreider is 15280 N. Brilliant Sky Pl, Marana, AZ 85658.

(5)

Based on information provided in a Schedule 13G/A (Amendment No. 1) filed February 14, 2023. Consists of shares of our Class B common stock beneficially owned by Slingshot Consumer LLC (“Slingshot”). Mr. Freeman, our Executive Chairman, President, Secretary and Director, is the Managing Partner of Slingshot Consumer LLC, and possesses sole voting and dispositive power with respect to the shares held by Slingshot. The address of Slingshot is c/o Varner & Brandt LLP, 3750 University Avenue, 6th Floor, Riverside, CA 92501.

(6)

Based on information provided in a Schedule 13G filed December 2, 2021. Rhea Lamia is the Manager of PPZ and possesses sole voting and dispositive power with respect to the shares held by PPZ. The address of PPZ is PO Box 905, Laramie, WY 82073.

(7)

Based on information provided in a Form 4 filed June 6, 2023. AWM Investment Company, Inc. (“AWM”) is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”) and Special Situations Cayman Fund, L.P. (“Cay,” and together with SSFQP, the “Funds”). As the investment adviser to the Funds, AWM holds sole voting and investment power over 566,197 shares of our Class A common stock (the “AWM Shares”) held by SSFQP and 183,734 Shares held by Cay. David M. Greenhouse and Adam C. Stettner are members of the general partners of the Funds and are the controlling principals of AWM. AWM disclaims beneficial ownership of the AWM Shares, except to the extent of its pecuniary interest therein. The address of AWM is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(8)

Safeway, Inc. is the sole Member and Manager of Divario and possesses sole voting and dispositive power with respect to the shares held by Divario. The address of Divario is 11555 Dublin Canyon, Pleasanton, CA 94588.

(9)

Based on information provided in a Schedule 13G filed June 21, 2022 and Forms 4 filed February 16, 2023 and February 22, 2023. Consists of 226,225 shares of our Class A common stock and 1,205,776 shares of our Class B common stock. Kevin Chen is the Manager of Strand Equity Partners III, LLC and possesses sole voting and dispositive power with respect to the shares held by Strand Equity Partners III, LLC. The address of Strand Equity Partners III, LLC is 1888 Century Park West, Suite 1440, Los Angeles, CA 90067.

(10)

Based on information provided by the Company’s records. Andrew J. Stiffelman, the Company’s Chief Marketing Officer, and Patrick Dyer are the Managers of CPG Solutions LLC (“CPG”) and possess sole voting and dispositive power with respect to all of the shares held by CPG. The address of CPG is 6400 Bluff Creek Lane, Lohman, MO 65053.

(11)

Based on information provided in a Schedule 13G/A (Amendment No. 1) filed February 9, 2023 as well as the Company’s records. These shares of our Class A common stock and Class B common are stock held by various Fidelity investment funds (the “Fidelity Investors”). These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(12)

Based on information provided in a Schedule 13G/A (Amendment No. 1) filed February 10, 2023. Driehaus Capital Management LLC (“DCM”) has shared dispositive power with respect to all of these shares and may have shared voting power with respect to all of these shares. These shares are held by DCM for numerous clients on a fully discretionary basis. The address of DCM is 25 East Erie Street, Chicago, IL 60611.

(13)

Consists of shares of our Class A common stock held by Mr. Freeman directly and shares of our Class B common stock held by Slingshot as disclosed in footnote 5. Mr. Freeman is the Managing Partner of Slingshot and possesses sole voting and dispositive power with respect to the shares held by Slingshot.

(14)	As of February 14, 2023, based on information provided in a Schedule 13G/A (Amendment No. 1) filed February 14, 2023. Consists of shares held by Mr. Law directly.
(15)	Consists of shares held by Mr. Jagdale directly.
(16)	Consists of shares of our Class A common stock held by Mr. de Cardenas directly.
(17)	Includes all of our named executive officers (who are all currently executive officers), all of our current directors and our remaining executive officer, Mr. Stiffelman.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans (namely, the 2021 Plan and 2021 Employee Stock Purchase Plan (“ESPP”)) as of December 31, 2022:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	—	N/A	400,000	(2)
Equity compensation plans not approved by security holders (1)	2,384,896	N/A	1,343,086

(1)

The number of shares of Class A common stock reserved for issuance pursuant to the 2021 Plan and ESPP is subject to increase pursuant to the evergreen provisions contained therein. For the 2021 Plan, the number of shares reserved for issuance may increase automatically on January 1 of each calendar year beginning in 2022 by the lesser of (i) 2% of the number of outstanding shares of our Class A common stock as of December 31 of the preceding calendar year, or (ii) such lesser number of shares of our Class A common stock determined by the Board. During 2022, pursuant to this provision, the amount of shares available for granting increased by 123,397. There were no increases in shares available for the 2021 Plan during 2023 related to this provision. For the ESPP, the number of shares reserved for issuance may increase automatically on January 1 of each calendar year beginning in 2022 and continuing through 2031 by the lesser of (i) 1% of the number of outstanding shares of our Class A common stock as of December 31 of the preceding calendar year, or (ii) such lesser number of shares of our Class A common stock determined by the Board (provided, however, that the aggregate number of shares of our Class A common stock issued over the term of the ESPP will not exceed 1,000,000 shares of our Class A common stock). There were no additional shares reserved under the ESPP pursuant to this provision in 2023.

(2)	Pertains to shares available for the ESPP only.
(3)	The Company has issued RSUs only. No stock options, warrants or rights have been issued pursuant to the 2021 Plan.

EXECUTIVE OFFICERS

Set forth below is information regarding each of the executive officers as of June 20, 2023.

NAME	AGE	POSITION
Bryan Freeman	53	Executive Chairman, President, Secretary, Chairperson of the Board
Gerard G. Law	49	Chief Executive Officer, Director
Akshay Jagdale	43	Chief Financial Officer
Andrew J. Stiffelman	38	Chief Marketing Officer

Bryan Freeman. Mr. Freeman’s biography can be found in the section entitled “—Continuing Directors.”

Gerard G. Law. Mr. Law’s biography can be found in the section entitled “—Director Nominees.”

Akshay Jagdale. Mr. Jagdale has served as Chief Financial Officer of our operating subsidiary, RGF, LLC, since December 2020 and as Chief Financial Officer of the Company since June 2, 2021. Mr. Jagdale has more than 15 years of experience as a securities analyst in the food and beverage industry. Prior to joining us, Mr. Jagdale served as Chief Business Development and Strategy Officer at Aromyx Corporation from June 2019 to December 2020. From 2015 to 2019 Mr. Jagdale served as Managing Director and Equity Analyst at Jefferies Group LLC and from 2008 to 2015 he served as a Director and Equity Analyst at KeyBank, N.A. Prior to that, Mr. Jagdale served as an Associate at JPMorgan Chase & Co. from 2005 to 2008, an Assistant Client Advocate at Willis Towers Watson from 2004 to 2005, and a Risk Analyst at Marsh McLennan from 2003 to 2004. Mr. Jagdale holds a Bachelor of Arts in Economics with a specialization in Finance from Rutgers, The State University of New Jersey-New Brunswick.

Andrew J. Stiffelman. Mr. Stiffelman has served as Chief Marketing Officer of our operating subsidiary, RGF, LLC, since April 2017 and Chief Marketing Officer of the Company since October 2021. Prior to joining us, Mr. Stiffelman served as Senior Marketing Director at AdvancePierre Foods from 2015 to 2016, and as Marketing Director from 2014 to 2015. Mr. Stiffelman served as Supply Chain Director at Hostess Brands from 2013 to 2014. Prior to that, he served in various roles at Smithfield Foods from 2009 to 2013, most recently as Strategic Planning and Category Management Senior Manager. Mr. Stiffelman holds a Bachelor of Science in Business Administration with a specialty in Finance and Real Estate, as well as a Master of Business Administration in Finance and Management, from the University of Missouri Trulaske College of Business.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program offered to our principal executive officer and our two other most highly compensated executive officers (collectively, the “named executive officers”). This narrative discussion of the compensation objectives, policies and arrangements that apply to our named executive officers is intended to be read in conjunction with the “Summary Compensation Table” and related disclosures set forth below.

We are an “emerging growth company” as defined in the JOBS Act, and a “smaller reporting company” as defined in applicable Commission rules. As such, in preparing the disclosure in this section, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies.”

Named Executive Officers

Our named executive officers for the year ended December 31, 2022 were:

•	Bryan Freeman, our Executive Chairman, President and Secretary and Chairperson of our Board;

•	Gerard G. Law, our Chief Executive Officer (our “principal executive officer” under Commission rules); and

•	Akshay Jagdale, our Chief Financial Officer (our “principal financial officer” under Commission rules).

Compensation Overview

The primary objective of our executive compensation program is to attract and retain executives with the skills necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders. We recognize there is significant competition for talented executives, especially within the geographic regions in which our operations are located, and it can be particularly challenging for companies with limited operating histories to recruit and retain executives, and other key employees, with the food industry experience necessary to achieve our goals.

Our compensation committee, which is comprised solely of independent directors, assists the Board in developing and reviewing the compensation programs and strategy applicable to our executive officers and directors, and overseeing our overall compensation philosophy. Our compensation committee reviews our executive compensation program in light of market compensation amounts paid by companies that compete with us for management talent, taking into account factors such as total enterprise value, total revenue, growth rate, number of employees, and industry.

Compensation Goals and Principles

In developing our executive compensation program, our compensation committee is guided by the following goals and principles:

•

attract, retain, and incentivize executives with the background, experience, and vision necessary to lead us in pursuing our mission, achieving our strategic objectives, and creating long-term value for our stockholders;

•	provide a compensation package that is generally competitive with other companies in our industry that operate in similar geographic locations and are of a similar size and stage of growth;

•

provide a compensation package that ties a meaningful portion of the cash bonus opportunity to the achievement of Company objectives that reflect the growth and success of our business, and are important to the creation of long-term value for our stockholders; and

•

align the interests of our executives with those of our stockholders by issuing a meaningful portion of total compensation opportunity in the form of equity-based awards linked to the value of our Class A common stock.

Compensation Program

The compensation program for our named executive officers generally consists of a base salary, a discretionary cash bonus, equity-based awards, and other benefits as described below.

Base Salary

We pay base salaries to attract and retain key executives with the necessary background, experience, and vision required for our future growth and success. Base salaries generally reflect each executive officer’s title and responsibility level, individual performance, business experience, Company performance, and market conditions. Minimum base salaries have been established pursuant to the Employment Agreements (as defined below) with our named executive officers, are reviewed periodically by our compensation committee, and may be increased in response to the factors described above, as well information regarding the salaries paid by peer group companies.

As of December 31, 2022, the base salaries for Messrs. Freeman, Law, and Jagdale were $776,000, $776,000 and $434,000, respectively. For additional information, refer to the section entitled “—Employment Agreements.”

Cash Bonus

Our named executive officers may receive annual discretionary bonuses, which may be based on a number of factors determined by our compensation committee. No such bonuses were paid in 2022.

We have not historically had and do not currently have a “non-equity incentive plan” as defined under Commission rules. In the future, our compensation committee may adopt one or more “non-equity incentive plans” that will provide for cash bonuses to be paid to each of our named executive officers based on the achievement of pre-determined Company performance targets that reflect the growth and success of our business.

Equity-Based Awards

The purpose of equity-based awards is to align the interests of our executives with those of our stockholders by tying a meaningful portion of total compensation to increases in the value of our business. Our compensation committee also believes that granting equity awards that vest over time promotes the retention of our executives. The value of equity-based awards generally reflects each executive officer’s title and responsibility level, individual performance, Company performance, as well information regarding the equity-based awards granted by peer group companies.

On January 3, 2022, the Compensation Committee made RSU grants to each of our named executive officers pursuant to the 2021 Stock Incentive Plan (the “2021 Plan”), which vest in their entirety on the third anniversary of their grant date. The grant date value of the RSUs for Messrs. Freeman, Law and Jagdale was $2.8 million (442,463 RSUs), $2.8 million (442,463 RSUs) and $1.5 million (246,486 RSUs), respectively.

Benefits

We offer a standard benefits package that we believe is necessary to attract and retain key executives. Our named executive officers are currently eligible to participate in our medical, dental, vision, and other welfare benefit plans. We pay the premiums for long-term disability insurance and life insurance for our employees, including for our named executive officers. We have also adopted a 401(k) plan during 2022, which currently does not allow for a Company match. We provide Messrs. Law and Jagdale with a car allowance (see Summary Compensation Table). However, except as noted above, the benefits provided to our named executive officers generally reflect those provided to all of our employees.

Employment Agreements and Termination Benefits

In October 2021, our compensation committee recommended, and the Board approved, executive employment agreements with each of Mr. Freeman, Mr. Law, and Mr. Jagdale (collectively, the “Employment Agreements”) pursuant to which they agreed to serve as our Executive Chairman, Chief Executive Officer, and Chief Financial Officer, respectively. The Employment Agreements provide that each of our named executive officers is an at-will employee.

Pursuant to the Employment Agreements, our named executive officers are entitled to the following minimum annual base salaries: Mr. Freeman, $776,000; Mr. Law, $776,000; and Mr. Jagdale, $434,000. Each salary will be reviewed no less than annually by our compensation committee based on its review of current salaries and other compensation offered by peer group companies, subject to such salaries not being decreased below the current amounts.

Pursuant to the Employment Agreements, Messrs. Freeman, Law, and Jagdale are each eligible for an annual cash incentive bonus based on performance criteria established annually by our compensation committee. The target amount of the annual cash bonus is as follows: Mr. Freeman, $1,250,000; Mr. Law, $1,250,000; and Mr. Jagdale, $393,000. The target amount of the annual cash bonuses will be reviewed no less than annually by our compensation committee based on its review of current bonus related compensation offered by peer group companies, subject to such target bonus amounts not being decreased below the current amounts.

Pursuant to the Employment Agreements, Messrs. Freeman, Law, and Jagdale are eligible to participate in the 2021 Plan and to receive such grants thereunder as may be approved by our compensation committee from time to time. Messrs. Freeman, Law and Jagdale are also entitled to participate in all benefit and welfare programs, plans and arrangements made available to similarly-situated employees.

Upon termination of an Employment Agreement due to (a) death or disability of the executive, (b) a termination by us for Cause (as defined in the Employment Agreements), or (c) a termination by the executive without Good Reason (as defined in the Employment Agreements), the executive is entitled to receive any accrued but unpaid base salary, pay for accrued but unpaid vacation days, reimbursement for expenses incurred, accrued and vested benefits, and unpaid incentive bonus earned and accrued on the date of such termination (collectively, the “Termination Benefits”).

Upon a termination of an Employment Agreement by us without Cause or by the applicable executive for Good Reason, in addition to the Termination Benefits, the executive is entitled to receive (a) severance in an amount equal to one year of annual base salary paid in twelve monthly installments, (b) a cash payment equal to the greater of (i) the applicable target bonus, or (ii) the average of the bonus for the previous three years, and (c) payments representing the grossed-up out-of-pocket cost of COBRA for the executive and his eligible beneficiaries who were enrolled in the applicable medical plan as of the date of termination for 24 months.

In addition, in the event of the termination of an Employment Agreement by us for Cause or by the applicable executive without Good Reason, the executive would have the right to exercise all vested and unexercised stock options then outstanding. In the event of a termination of an Employment Agreement due to (a) death or disability of the executive, (b) a termination by us without Cause, or (c) a termination by the executive for Good Reason, the executive would have the right to exercise all vested and unexercised stock options then outstanding and the vesting of any unvested stock options would accelerate.

If, during the period beginning six months prior to a Change of Control (as defined in the Employment Agreements), and ending two years following a Change of Control, we terminate an Employment Agreement without Cause, or an executive terminates employment for Good Reason, then, in addition to the Termination Benefits, the executive would be entitled to (a) severance in a lump sum payment equal to three times annual base salary, (b) the greater of (i) three times the applicable target bonus, or (ii) three times the average bonus for the previous three years, and (c) payments representing the grossed-up out-of-pocket cost of COBRA for the executive and his eligible beneficiaries who were enrolled in the applicable medical plan as of the date of termination for a period of 18 months.

The payment by us of severance-related payments in connection with a termination of an applicable Employment Agreement is conditioned upon the execution by the applicable executive of a general release in favor of the Company. The Employment Agreements also provide that, if employment terminates, the executive agrees to maintain the confidence of our confidential information in accordance with our policies.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, earned by, and paid to each of our named executive officers for the years ended December 31, 2022 and December 31, 2021:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation (2)	Total
Bryan Freeman, Executive Chairman	2022	$776,000	$—	$2,769,818	$58,854	$3,604,672
	2021	$365,295	$1,250,000	$3,746,164	$29,065	$5,390,523

Gerard G. Law, Chief Executive Officer	2022	$776,000	$—	$2,769,818	$51,529	$3,597,347
	2021	$359,934	$1,250,000	$13,542,724	$36,137	$15,188,795

Akshay Jagdale, Chief Financial Officer	2022	$434,000	$—	$1,543,002	$41,136	$2,018,138
	2021	$271,288	$393,000	$4,798,498	$30,270	$5,493,056

(1)

The amounts represent RSUs granted reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures. The vesting schedule for RSUs included in the above table are included in the table of “Outstanding Equity Awards at Fiscal Year End” below. The value of these awards was based on the closing price of our Class A common stock on the date of the grant. Each of Mr. Law’s and Mr. Jagdale’s amounts for 2021 include the incremental fair value attributable to the exchange of their profits interest units for shares of Class B common stock upon the completion of our initial public offering based on the offering price of $12.00 per share. This exchange resulted in the recognition of compensation expense of $9,796,560 for Mr. Law and $2,524,872 for Mr. Jagdale. For additional information, refer to Note 2, Summary of significant accounting policies and new accounting standards, under the section entitled “Profits Interest Units,” to the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2021.

(2)

The amounts in this column reflect the value of (i) a car allowance for each of our named executive officers in the amount of $30,000, and (ii) the cost of health and welfare benefits reimbursed to Mr. Freeman in the amount of $28,854, Mr. Law in the amount of $21,529, and Mr. Jagdale in the amount of $11,136, pursuant to the terms of their respective employment offer letters.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information regarding outstanding equity awards for our named executive officers as of December 31, 2022:

Name	Grant Date	Stock Awards
		Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)
Bryan Freeman	11/19/2021	394,333	$2,614,428
	01/03/2022	442,463	$2,933,530

Gerard G. Law	11/19/2021	394,333	$2,614,428
	01/03/2022	442,463	$2,933,530

Akshay Jagdale	11/19/2021	239,329	$1,586,751
	01/03/2022	246,486	$1,634,202

(1)	Each of these RSUs vests in their entirety on the third anniversary of their grant date.
(2)	The market value of the RSUs was determined based on the closing price of our Class A common stock on December 31, 2022, which was $6.63 per share.

Director Compensation

The Board has approved our director compensation policy. Due to the relatively small size of the Board and our current stage of growth, we expect a high degree of director involvement in the strategic direction of our Company. Our director compensation policy is intended to provide a total compensation package that enables us to attract and retain experienced individuals with the qualifications necessary to achieve our strategic objectives while aligning the directors’ interests with those of our stockholders.

Pursuant to our director compensation policy, we provide non-employee directors a cash payment of $18,750 per quarterly meeting of the Board. No additional cash is paid for (i) service on board committees or as the chairperson of a committee, (ii) service as chairperson of the Board or as our lead independent director (or equivalent position), or (iii) attendance at any board of director or committee meetings.

In addition, each non-employee director who commenced service on the Board was eligible to receive an onboarding award consisting of RSUs with an aggregate grant date fair value of $175,000, which all of our non-employee directors received in connection with our initial public offering on November 9, 2022. On January 3, 2022, the compensation committee made an RSU grant valued at $545,071 (87,072 RSUs) to Mr. Nelson under the 2021 Plan, which vests in two equal installments, commencing on the first anniversary date of the grant and one year thereafter, conditioned upon his continued service to the Company. The compensation committee determined to make this grant because of Mr. Nelson’s additional responsibilities as chairperson of the audit committee. Our non-employee directors are also reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

While the Board expects that our non-employee directors will typically be compensated consistent with the terms of our director compensation policy, the Board retains discretion to authorize modifications to the compensation paid to our non-employee directors based on factors such as individual experience level, expected contribution level, reputation and peer group compensation review.

Our directors who are also our employees (including employees of any of our subsidiaries) receive no additional compensation for their service as directors.

The below table provides information regarding compensation for the fiscal year ended December 31, 2022 of our non-employee directors who served during such period. For the compensation of our executive directors for the same period, see “—Executive Compensation—Summary Compensation Table.”

Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)	Total ($)
Deanna T. Brady(2)	75,000	—	75,000
George F. Chappelle, Jr.	75,000	—	75,000
Gilbert B. de Cardenas	75,000	—	75,000
Mark J. Nelson	75,000	545,071	620,071

(1)

This amount represents the grant date fair value of the RSU grant determined in accordance with ASC 718, without regard to estimates of forfeitures related to service-based vesting. The value of this award was based on the closing price of our Class A common stock on the date of the grant.

(2)	Ms. Brady stepped down on December 20, 2022. She received her full annual cash retainer for 2022 service.

The following table provides information regarding the number of equity-based awards held by the non-employee directors included in the table of above as of December 31, 2022:

Number of Outstanding RSUs
Deanna T. Brady	—
George F. Chapelle, Jr.	—
Gilbert B. de Cardenas	—
Mark J. Nelson	87,072

CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS

Related Party Transactions

In addition to the compensation arrangements with our directors and executive officers, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

PPZ Notes

In February 2017, RGF, LLC entered into a series of loan arrangements (collectively, the “PPZ Loan”) with PPZ, LLC a member of RGF, LLC that holds more than 5% of RGF, LLC’s outstanding membership interests. The PPZ Loan was initially entered into on February 21, 2017, pursuant to which RGF, LLC issued to PPZ, LLC a promissory note in the principal amount of $40.0 thousand (the “Initial PPZ Note”). Subsequently, RGF, LLC increased its borrowing under the PPZ Loan on June 1, 2017 and October 25, 2018 by $0.4 million and $0.5 million, respectively, and issued promissory notes to PPZ secured by all of RGF, LLC’s assets (together, the “Subsequent PPZ Notes” and, collectively with the Initial PPZ Note, the “PPZ Notes”). The Initial PPZ Note bore interest at a rate of 8% per annum, and each of the Subsequent PPZ Notes bore interest at a rate of 9% per annum. As of December 31, 2020, the outstanding principal related to our borrowings under the PPZ Notes totaled $1.2 million. Our interest expense related to the PPZ Notes amounted to $107.0 thousand and $93.2 thousand for the years ended December 31, 2020 and 2021, respectively. Each of the PPZ Notes matured on December 31, 2021. There was no remaining balance remaining on the PPZ Notes as of December 31, 2021.

Product Placement Agreement

In February 2018, RGF, LLC entered into a product placement agreement (“PPA”) and related membership interest purchase agreement with Divario Ventures, LLC (“Divario”), a subsidiary of Albertsons Companies and a member of RGF, LLC that holds more than 5% of RGF, LLC’s outstanding membership interests. Pursuant to the agreements, RGF, LLC agreed to issue its common units to Divario in exchange for the achievement and maintenance of specified distribution thresholds in retail locations operated by Albertsons Companies through October 31, 2020. Additionally, Divario was entitled to additional common units as incentive awards upon its achievement of specified annual sales targets with Albertsons Companies through October 31, 2021. A total of 5,240 common units of RGF, LLC were authorized and issued in connection with the PPA. In connection with our initial public offering in November 2021, all 5,240 units issued to Divario were converted into 999,082 shares of our Class B common stock. As of December 31, 2021, no obligations remained under the PPA.

Exchange Agreement

In connection with our initial public offering in November 2021, we entered into an exchange agreement (the “Exchange Agreement”) with the members of RGF, LLC (collectively, the “Members”), some of whom are directors, officers, or holders of more than 5% of our outstanding capital stock, pursuant to which the holders of RGF, LLC’s Class B Units (the “Class B Units”) and certain permitted transferees may, subject to the terms of the Exchange Agreement, exchange such Class B Units for shares of our Class A common stock on a one-for-one basis or, at our option, redeem such Class B Units for cash. The Exchange Agreement also provides that, in connection with any such exchange or redemption, such Class B Units being so exchanged or redeemed would deliver to us an equivalent number of shares of Class B common stock, which would be canceled, and additional Class A Units, equivalent to the amount of Class B Units so exchanged or redeemed, will be issued to us, and, thus, our interest in RGF, LLC will be proportionally increased.

Pursuant to the terms of the Exchange Agreement, and in connection with an election by one or more Members to exchange Class B Units into shares of our Class A common stock, we will also have the option, in lieu of issuing Class A common stock, to instead make a cash payment to such Member to redeem such Class B Units equal to a volume weighted average market price of one share of Class A common stock for each Class B Unit the Member has elected to exchange (subject to customary adjustments, including for stock splits, stock dividends, and reclassifications) in accordance with the terms of RGF, LLC’s Operating Agreement. Any decision to make a cash payment to a Member would not affect such Member’s continuing obligation to deliver, and the subsequent cancelation of, the equivalent amount of such Member’s shares of Class B common stock. Any decision by us to make a cash payment to redeem Class B Units will be made by our independent directors (within the meaning of Nasdaq listing standards) who are disinterested. Although the actual timing and amount of any payments that we make to Members pursuant to the Exchange Agreement will vary, we expect those payments will be substantial.

Tax Receivable Agreement

We expect to obtain a step-up in the tax basis of our share of RGF, LLC’s assets when a Member receives cash or shares of our Class A common stock in connection with a redemption or exchange of such Member’s Class B Units for cash or Class A common stock (such basis increase, the “Basis Adjustments”). We intend to treat such acquisition of Class B Units as our direct purchase of Class B Units from a Member for U.S. federal income and other applicable tax purposes, regardless of whether such Class B Units are surrendered by a Member to RGF, LLC for redemption or sold to us upon the exercise of our election to acquire such Class B Units directly. Basis Adjustments may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

In connection with the transactions described above, we entered into a tax receivable agreement in November 2021 (the “Tax Receivable Agreement”) with RGF, LLC and the Members, other than the Fidelity Investors, some of whom are officers, or holders of more than 5% of our outstanding capital stock. The Tax Receivable Agreement provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of RGF, LLC arising from such transactions, and tax basis increases attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest and other payments of interest pursuant to the Tax Receivable Agreement. RGF, LLC will have in effect an election under Section 754 of the Code, effective for each taxable year in which an exchange of Class B Units for shares of our Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in RGF, LLC or us by any Member. The rights of each Member under the Tax Receivable Agreement are assignable to permitted transferees of its Class B Units (other than us as transferee pursuant to subsequent redemptions (or exchanges) of the transferred Class B Units). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.

The actual Basis Adjustments, as well as any amounts paid to the Members under the Tax Receivable Agreement, will vary depending on a number of factors, including:

•

the timing of any subsequent redemptions or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of RGF, LLC at the time of each exchange;

•

the price of shares of our Class A common stock at the time of the redemptions or exchanges—the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A common stock at the time of each redemption or exchange;

•	the extent to which such redemptions or exchanges are taxable—if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and

•

the amount and timing of our income—the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement.

For purposes of the Tax Receivable Agreement, cash savings in income and franchise tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement will generally apply to each of our taxable years, beginning with the first taxable year ended following the consummation of our initial public offering. There is no maximum term for the Tax Receivable Agreement, and it may be terminated by us pursuant to an early termination procedure that requires us to pay the Members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).

The payment obligations under the Tax Receivable Agreement are our obligations and not the obligations of RGF, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the Members could be substantial. Any payments made by us to Members under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us or to RGF, LLC. To the extent that we are unable to make payments under the Tax Receivable Agreement for three months past the due date of payment will result in a default. The unpaid amounts following a default generally will be deferred and will accrue interest until paid by us at a rate equal to SOFR (or 0.25%, if greater), plus 500 basis points.

Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations, or other changes of control, may influence the timing and amount of payments that are received by a Member under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.

The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.

As a result, (i) we could be required to make cash payments to the Members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) if we elect to terminate the Tax Receivable Agreement early, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine. If any such position is subject to a challenge by a taxing authority the outcome of which would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each Member that directly or indirectly owns at least 10% of the outstanding Class B Units. We will not be reimbursed for any cash payments previously made to any Member pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to a Member will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the Members for a number of years following the initial time of such payment and, if our tax reporting positions are challenged by a taxing authority, we will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

Payments will generally be due under the Tax Receivable Agreement within a specified period of time following the filing of our return for the taxable year with respect to which the payment obligations arises, although interest on such payments will begin to accrue at a rate equal to SOFR (or 0.25%, if greater), plus 100 basis points, from the due date (without extensions) of such tax return. Any payments due under the Tax Receivable Agreement for greater than three months following the due date (without extensions) for filing our return for such taxable year will continue to accrue interest at a rate equal to SOFR (or 0.25%, if greater), plus 500 basis points, until such payments are made.

Registration Rights Agreement

We entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Members in connection with our initial public offering. Among the Members who are party to the Registration Rights Agreement are Bryan Freeman, our Executive Chairman, President, Secretary, and Chairperson of the Board; Gerard G. Law, our Chief Executive Officer and a director; Akshay Jagdale, our Chief Financial Officer; Andrew J. Stiffelman, our Chief Marketing Officer; as well as certain other stockholders who beneficially own shares of Class B common stock. The Registration Rights Agreement provides these Members with the right, no more than twice in any period of 12 months, whether or not such requests are revoked or withdrawn, to require us to register under the Securities Act shares of Class A common stock issuable to them upon redemption or exchange of their Class B Units, subject to certain requirements and limitations set forth therein. Such Members are permitted to demand registration of their shares pursuant to Form S-3, or any similar short-form registration statement, if and when we are eligible to utilize such registration statement. Any decision to be made or approval to be granted under the Registration Rights Agreement by the Members shall be made by the Members holding a majority of all “Investor Registrable Securities” (as defined in the Registration Rights Agreement) then outstanding. In addition, for so long as a “shelf registration statement” remains in effect, but no more than twice in any period of 12 months, whether or not such requests are revoked or withdrawn, the Members will have the right to elect to sell their Investor Registrable Securities pursuant to that registration statement, subject to certain limitations set forth in the Registration Rights Agreement. Finally, the Registration Rights Agreement provides for customary piggyback registration rights for the Members party thereto, allowing the Members to include their shares in such registration, subject to certain limitations set forth in the Registration Rights Agreement.

Director and Executive Officer Indemnification and Insurance

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Further, we entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our Certificate of Incorporation, Bylaws, and indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

Other Transactions

CPG Profit Participation Agreement

On April 1, 2017, RGF, LLC granted profits interest units to CPG Solutions LLC (“CPG”) in exchange for sales and marketing services that CPG provides to us pursuant to a profit participation agreement, under which CPG shares in RGF, LLC’s net profits and receives a settlement payment at the time of a liquidity event, specifically a sale of our Company. In connection with the profits interest unit award, CPG became a Member of RGF, LLC and holder of more than 5% of RGF, LLC’s outstanding units. All such profits interest units were exchanged for shares of our Class B common stock and Class B Units in connection with our initial public offering and CPG currently holds more than 5% of our outstanding shares of Class B common stock.

Consulting Relationship with Family Member of Executive Officer

During 2022, Mr. Jagdale’s spouse provided certain finance related consulting services to the Company. Expenses related to these services recognized during the year totaled to approximately $133,000, and amounts paid for these serves totaled to approximately $128,000.

HOUSEHOLDING OF PROXY

MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of the Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the Proxy Materials. A single set of the Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Proxy Materials, please notify your broker or the Company. Direct your written request to The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ, 08002, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the Proxy Materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, with respect to stockholders of record, we have sent Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the Proxy Materials.

ADDITIONAL

INFORMATION

We will provide without charge to each person, including any beneficial owner of our common stock to whom a copy of the Proxy Materials has been delivered, upon written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated into these Proxy Materials by reference, including a copy of our 2022 Annual Report. Requests for copies should be directed to: The Real Good Food Company, Inc., 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002, Attention: Investor Relations.

OTHER

MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
June 30, 2023

/s/ Gerard G. Law
Gerard G. Law
Chief Executive Officer

Appendix A

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

THE REAL GOOD FOOD COMPANY, INC.

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

As adopted by the Board of Directors on ~~October 11, 2021~~ August 16, 2023

ARTICLE 1

PURPOSES OF THE PLAN; TERM

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends and (b) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

1.2 Term. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on the tenth anniversary of the date this Plan is adopted by the Board.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, terms not otherwise defined herein will have the meanings indicated below:

2.1 “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

2.2 “Award” means any award granted under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Awards.

2.3 “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

2.4 “Award Transfer Program” means any program instituted by the Committee which would provide Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means a Participant’s termination of Service as a result of (a) any willful, material violation by the Participant of any law or regulation, the Participant’s conviction for or guilty plea to a felony or a crime involving moral turpitude or any willful perpetration by the Participant of a common law fraud; (b) the Participant’s commission of an act of dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company; (c) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent, Subsidiary or Affiliate of the Company and the Participant regarding the terms of the Participant’s Service, including the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Officer, Director, Non-Employee Director or Consultant of the Company or a Parent, Subsidiary or Affiliate of the Company, other than as a result of having a Disability or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent, Subsidiary or Affiliate of the Company and the Participant; (d) Participant’s disregard of the policies of the Company or any Parent, Subsidiary or Affiliate of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate of the Company or (e) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of or is otherwise materially injurious to the Company or a Parent, Subsidiary or Affiliate of the Company. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 13.12, and the term “Company” will be interpreted to include any Affiliate, Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 2.6.

2.7 “Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

2.8 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.9 “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan or part of the Plan has been delegated as permitted by law.

2.10 “Company” means The Real Good Food Company, Inc. or any successor corporation.

2.11 “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

2.12 “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this clause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction to which Section 424(a) of the Code applies wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

2.13 “Director” means a member of the Board.

2.14 “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.15 “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive credits for the account of such Participant, which credits are equivalent to the cash, stock or other property dividends that would have been payable to Participant in respect of each Share represented by an Award held by such Participant if Participant owned such Share.

2.16 “Effective Date” means the business day immediately prior to the IPO Effective Date.

2.17 “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.18 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.19 “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

2.20 “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

2.21 “Fair Market Value” means, as of any date, the value of a share of the Company’s Class A Common Stock determined as follows: (a) if such Class A Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable or if there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; (b) if such Class A

Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable or if there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price; or (c) if none of the foregoing is applicable, by the Board or the Committee in good faith using any reasonable method of evaluation in a manner consistent with the valuation principles under Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

2.22 “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Class A Common Stock are subject to Section 16 of the Exchange Act.

2.23 “IPO Effective Date” means the date on which the underwritten initial public offering of the Company’s Class A Common Stock pursuant to a registration statement is declared effective by the SEC.

2.24 “IRS” means the United States Internal Revenue Service.

2.25 “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

2.26 “Option” means an award of an option to purchase Shares pursuant to Article 4 or Article 10.

2.27 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.28 “Participant” means a person who holds an Award under this Plan.

2.29 “Performance Award” means an award of cash or stock granted pursuant to Article 9 or Article 10.

2.30 “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, which may include, without limitation, any of the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied: (a) profit before tax; (b) billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit; (j) net operating profit; (k) net profit; (l) gross margin; (m) operating expenses or operating expenses as a percentage of revenue; (n) net income; (o) earnings per share; (p) total stockholder return; (q) market share; (r) return on assets or net assets; (s) the Company’s stock price; (t) growth in stockholder value relative to a pre-determined index; (u) return on equity; (v) return on invested capital; (w) cash flow (including free cash flow or operating cash flows); (x) cash conversion cycle; (y) economic value added; (z) individual confidential business objectives; (aa) contract awards or backlog; (bb) overhead or other expense reduction; (cc) credit rating; (dd) strategic plan development and implementation; (ee) succession plan development and implementation; (ff) improvement in workforce diversity; (gg) customer indicators; (hh) new product invention or innovation; (ii) attainment of research and development milestones; (jj) improvements in productivity; (kk) bookings; (ll) attainment of objective operating goals and employee metrics and (mm) any other metric that is capable of measurement as determined by the Committee. The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more reasonable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such adjustments.

2.31 “Performance Period” means the period of service determined by the Committee during which period of service or performance is to be measured for the Award.

2.32 “Performance Share” means an Award granted pursuant to Article 9 or Article 10.

2.33 “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

2.34 “Plan” means this The Real Good Food Company, Inc. 2021 Stock Incentive Plan.

2.35 “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

2.36 “Restricted Stock Award” means an award of Shares pursuant to Article 5 or Article 10 or issued pursuant to the early exercise of an Option.

2.37 “Restricted Stock Unit” means an Award granted pursuant to Article 8 or Article 10.

2.38 “SEC” means the United States Securities and Exchange Commission.

2.39 “Securities Act” means the United States Securities Act of 1933, as amended.

2.40 “Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave; (b) military leave or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing Services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor will not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

2.41 “Shares” means shares of the Company’s Class A Common Stock and the Class A Common Stock of any successor entity.

2.42 “Stock Appreciation Right” means an Award granted pursuant to Article 7 or Article 10.

2.43 “Stock Bonus” means an Award granted pursuant to Article 6 or Article 10.

2.44 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.45 “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

2.46 “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ARTICLE 3

PLAN SHARES

3.1 Number of Shares Available. Subject to Sections 3.4 and 3.6 and Article 12 and any other applicable provisions hereof, the total number of Shares reserved and available for issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is ~~Three Million Three Hundred Thousand (3,300,000) Shares (the “Initial Limit”).~~ Four Million Eight Hundred Thousand (4,800,000).

3.2 Lapsed, Returned Awards. Shares underlying Awards will again be available for issuance in connection with subsequent Awards under this Plan to the extent such Awards are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the Exercise Price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise), but only to the extent permitted under Section 422 of the Code and the regulations thereunder may such Shares be issued as an ISO. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorize for grant to a Participant in any calendar year.

3.3 Automatic Share Reserve Increase. The Initial Limit shall be increased starting on January 1, 2022 and on each January 1 thereafter, by the lesser of (a) 2.0% of the number of outstanding Shares as of December 31 of the preceding calendar year and (b) such lesser number of Shares determined by the Board.

3.4 Limitations; Eligibility. No more than Three Million Three Hundred Thousand (3,300,000) Shares will be issued pursuant to the exercise of ISOs. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

3.5 Adjustment of Shares. If, after the Effective Date, the number of outstanding Shares is changed by a stock dividend, extraordinary dividends or distributions (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 3.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the maximum number of shares that may be issued as ISOs or other Awards set forth in Section 3.5; (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3.5 and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Article 10, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued. The Committee may also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the Exercise Price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Committee shall be final, binding and conclusive.

ARTICLE 4

OPTIONS

4.1 Options. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this Article 4.

4.2 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. To the extent that any Option does not qualify as an ISO, it shall be deemed a NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

4.3 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.4 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines. The Committee may at any time accelerate the exercisability of all or any portion of any Option.

4.5 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 13.1 and the Award Agreement and in accordance with any procedures established by the Company.

4.6 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third party administrator) and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.6. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.7 Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability and unless as otherwise set forth in an applicable Award Agreement, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then, unless otherwise set forth in an applicable Award Agreement, the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. If the Participant’s Service terminates because of the Participant’s Disability, then, unless otherwise set forth in an applicable Award Agreement, the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options. If the Participant is terminated for Cause, then, unless otherwise set forth in an applicable Award Agreement, Participant’s Options will expire on such Participant’s date of termination of Service or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

4.8 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.9 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 4.9, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 13.9, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

4.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

ARTICLE 5

RESTRICTED STOCK AWARDS

5.1 Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to grant to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may acquire, the Purchase Price, if any, the restrictions to which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

5.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

5.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted, including no consideration if determined by the Committee. Payment of the Purchase Price must be made in accordance with Section 13.1, the Award Agreement and any procedures established by the Company.

5.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any, and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

5.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 6

STOCK BONUS AWARDS

6.1 Stock Bonus Awards. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

6.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award, (b) select from among the Performance Factors to be used to measure performance goals and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

6.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

6.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value (“SAR Value”) equal to (a) the excess of the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

7.2 Terms of SARs. The Committee will determine the terms of each SAR, including: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR and (d) the effect of the Participant’s termination of

Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value of a Share on the date grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

7.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 4.7 (without regards to ISO or NSO status), or such other rules regarding the exercise of SARs as are determined by the Committee, also will apply to SARs.

7.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount equal to the SAR Value. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

7.5 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 8

RESTRICTED STOCK UNITS

8.1 Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant or Director covering a number of Shares that may be settled in cash and/or by issuance of Shares (which may consist of Restricted Stock). All RSUs will be made pursuant to an Award Agreement.

8.2 Terms of RSUs. The Committee will determine the terms of an RSU including: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the amount (including any minimum amount), nature (which may include cash, Shares or a combination of both) and valuation of the consideration to be paid or distributed on settlement; (d) the effect of the Participant’s termination of Service on each RSU; and (e) such other terms as the Committee may determine. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

8.3 Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

8.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 9

PERFORMANCE AWARDS

9.1 Performance Awards. A Performance Award is an award to an eligible Employee, Consultant or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards will be made pursuant to an Award Agreement.

9.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that will determine the time and extent to which each award of Performance Shares will be settled; (d) the consideration to be distributed on settlement and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $2,000,000 in Performance Awards in any calendar year under this Plan.

9.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout with respect to the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

9.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

ARTICLE 10

GRANTS TO NON-EMPLOYEE DIRECTORS

10.1 Grants to Non-Employee Directors. In addition to cash compensation, non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Article 10 may be automatically made pursuant to policy adopted by the Board or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Article 10 in any calendar year will not exceed 100,000. The aggregate amount of cash compensation paid to non-Employee directors shall not exceed $250,000.

10.2 Eligibility. Awards pursuant to this Article 10 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Article 10.

10.3 Vesting, Exercisability and Settlement. Except as set forth in Article 12, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

10.4 Election to Receive Awards in Lieu of Cash. The Committee may, in its sole discretion, allow a Non-Employee Director to elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 10.4 will be filed with the Company on the form prescribed by the Company. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

ARTICLE 11

ADMINISTRATION OF THE PLAN

11.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to: (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award; (c) select persons to receive Awards; (d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine; (e) determine the number of Shares or other consideration subject to Awards; (f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary; (g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of or as alternatives to other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company; (h) grant waivers of Plan or Award conditions; (i) determine the vesting, exercisability and payment of Awards; (j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; (k) determine whether an Award has been earned; (l) institute any Exchange Program and determine the terms and conditions thereof; (m) reduce or waive any criteria with respect to Performance Factors; (n) adjust Performance Factors, including to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate; (o) adopt terms and conditions, rules and procedures (including the adoption of any sub-plan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States; (p) make all other determinations necessary or advisable for the administration of this Plan and (q) delegate any of the foregoing to one or more officers, each of whom is also a Director, pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law, provided, however, that any such delegation may only be with respect to Employees who are not Insiders.

11.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more officers, each of whom is also a Director, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

11.3 Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

11.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

11.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply, or to facilitate compliance, with the laws and practices in non-U.S. jurisdictions in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such sub-plans and/or modifications will be attached to this Plan as appendices); provided, however, that no such sub-plans and/or modifications will increase the share limitations contained in Section 3.5 hereof and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

ARTICLE 12

CORPORATE TRANSACTIONS

12.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor corporation, with appropriate adjustments as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

12.2 Assumption of Awards by the Company. Under this Plan, the Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption under this Plan will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price and such new Option will not reduce the reduce the amount of Shares that remain available for issuance through applicable Awards.

12.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction and unless as otherwise set forth in an applicable Award Agreement, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

ARTICLE 13

MISCELLANEOUS

13.1 Payment for Share Purchases. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement): (a) by cancellation of indebtedness of the Company to the Participant; (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled; (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company; (d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan; (e) by any combination of the foregoing or (f) by any other method of payment established by the Committee and permitted by applicable law.

13.2 Withholding Taxes. Whenever an applicable tax event occurs, the Company may require the Participant to remit to the Company or to the Parent or Subsidiary employing the Participant an amount sufficient to satisfy applicable U.S. federal, state, local and foreign withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and foreign withholding tax or social insurance requirements or any other tax liability due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability due from the Participant, in whole or in part by paying cash, electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

13.3 Transferability. Unless determined otherwise by the Committee or pursuant to Section 13.4, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by (i) the Participant or (ii) the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees and (c) in the case of all awards except ISOs, by a Permitted Transferee.

13.4 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee will have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 13.4 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award; (b) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary; (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award; (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

13.5 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement and approved by the Committee. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 13.6.

13.6 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

13.7 Certificates. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

13.8 Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13.9 Repricing; Exchange and Buyout of Awards. Without prior stockholder approval the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing) and (b) with the consent of the respective Participants (unless not required pursuant to Section 4.10), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

13.10 Deferrals. The Committee may determine that the delivery of Shares, payment of cash or a combination thereof upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made only in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is providing Services to the Company or any Parent or Subsidiary.

13.11 Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

13.12 No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of or to continue any other relationship with the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

13.13 Adoption and Stockholder Approval. This Plan will be subject to the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

13.14 Governing Law. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

13.15 Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

13.16 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

13.17 Insider Trading Policy. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

13.18 All Awards Subject to Company Clawback or Recoupment Policy. All Awards, subject to applicable law, will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and the Company, in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

13.19 Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

NOTICE OF STOCK OPTION GRANT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in The Real Good Food Company, Inc. (the “Company”) 2021 Amended and Restated Stock Incentive plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (the “Notice of Grant”) and the attached Stock Option Agreement (the “Option Agreement”). You have been granted an Option to purchase shares of Common Stock of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the attached Option Agreement.

Name:

Address:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	☐ Non-Qualified Stock Option

☐ Incentive Stock Option

Expiration Date:	, 20 ; This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

Vesting Schedule:	[INSERT VESTING SCHEDULE].

Additional Terms:	☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

By accepting this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the Option Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your Service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this Option by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of Option(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company. By accepting this Option, you consent to electronic delivery as set forth in the Option Agreement.

PARTICIPANT:	THE REAL GOOD FOOD COMPANY, INC.

Signature:	By:

Print Name:	Name:

Its:

STOCK OPTION AGREEMENT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

You have been granted an Option by The Real Good Food Company, Inc. (the “Company”) under the 2021 Amended and Restated Stock Incentive Plan (the “Plan”) to purchase Shares (the “Option”), subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Option Grant (the “Notice of Grant”) and this Stock Option Agreement (the “Agreement”).

1. Grant of Option. You have been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “exercise price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, even if this Option is intended to be an ISO, it shall be treated as a Nonqualified Stock Option (“NSO”) to the extent required by Code Section 422(d), as further described in Section 4.9 of the Plan.

2. Termination Period.

(a) General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this Option will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service (subject to the expiration detailed in Section 6). If your Service is terminated for Cause, this Option will expire upon the date of such termination. The Company determines when your Service terminates for all purposes under this Agreement.

(b) Death; Disability. If your Service does not terminate before you die (or you die within three (3) months of your termination of Service other than for Cause), then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date (subject to the expiration detailed in Section 6).

(c) No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this Option be exercised later than the Expiration Date set forth in the Notice of Grant.

3. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement. This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate exercise price and any applicable tax withholding due upon exercise of the Option.

(c) Exercise by Another. If another person wants to exercise this Option after it has been transferred to him or her in compliance with this Agreement and the Plan, that person must prove to the Company’s satisfaction that he or she is entitled to exercise this Option. That person must also complete the proper Exercise Notice form (as described above) and pay the exercise price (as described below) and any applicable tax withholding due upon exercise of the Option (as described below).

4. Method of Payment. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at your election:

(a) your personal check, wire transfer, or a cashier’s check;

(b) certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price of your Option if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c) waiver of compensation due or accrued to you for your services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company, if permitted by applicable law;

(d) cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special notice of exercise form provided by the Company; or

(e) other method authorized by the Company.

5. Non-Transferability of Option. In general, except as provided below, only you may exercise this Option prior to your death. You may not transfer or assign this Option, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or in a beneficiary designation. However, if this Option is designated as a NSO in the Notice of Grant, then the Committee (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest. In addition, if this Option is designated as a NSO in the Notice of Grant, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights. The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement. Except as set forth above, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during your lifetime only by you, your guardian, or your legal representative, as permitted in the Plan. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

6. Term of Option. This Option shall in any event expire on the expiration date set forth in the Notice of Grant, which date is ten (10) years after the grant date (five years after the grant date if this Option is designated as an ISO in the Notice of Grant and you are a Ten Percent Stockholder as described in Section 4.4 of the Plan).

7. Tax Consequences. You should consult a tax adviser for tax consequences relating to this Option in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a) Exercising the Option. You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition. You agree that you may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current compensation paid to you.

8. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercise of the Option, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when you exercise this Option, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish such method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

9. Acknowledgement. The Company and you agree that the Option is granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the Agreement.

10. Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this Option, you consent to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at . You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at . Finally, you understand that you are not required to consent to electronic delivery.

11. Compliance with Laws and Regulations. The exercise of this Option will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

12. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware Chancery Court or the federal courts of the United States for the District of Delaware and no other courts.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

14. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted pursuant to the Plan.

15. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any Option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

16. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your Option (whether vested or unvested) and the recoupment of any gains realized with respect to your Option.

17. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning this Option are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

BY ACCEPTING THIS OPTION, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF RESTRICTED STOCK AWARD

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in The Real Good Food Company, Inc. (the “Company”) 2021 Amended and Restated Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Award (the “Notice”) and the attached Restricted Stock Agreement (the “Restricted Stock Agreement”). You have been granted the opportunity to purchase Shares of the Company that are subject to restrictions (the “Restricted Shares”) and the terms and conditions of the Plan, this Notice and the attached Restricted Stock Agreement.

Name:

Address:

Total Number of Restricted Shares Awarded:

Fair Market Value per Restricted Share:	$

Total Fair Market Value of Award:	$

Purchase Price per Restricted Share:	$

Total Purchase Price for all Restricted Shares:	$

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:	[INSERT VESTING SCHEDULE].

Additional Terms:	☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You acknowledge that the vesting of the Restricted Shares pursuant to this Notice is earned only by continuing Service. By accepting the Restricted Shares, you and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan, the Notice and the Restricted Stock Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your Service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of the Restricted Shares by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of Restricted Shares or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company. By accepting the Restricted Shares, you consent to electronic delivery as set forth in the Restricted Stock Agreement. If the Restricted Stock Agreement is not executed by you within thirty (30) days of the Company’s delivery of this Agreement to you, then this grant shall be void.

PARTICIPANT:	THE REAL GOOD FOOD COMPANY, INC.

Signature:	By:

Print Name:	Name:

Its:

RESTRICTED STOCK AGREEMENT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of , 2021 by and between The Real Good Food Company, Inc., a Delaware corporation (the “Company”), and (“you”) pursuant to the Company’s 2021 Amended and Restated Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to you, and you agree to purchase from the Company, the number of Shares shown on the Notice of Restricted Stock Award (the “Notice”) at the Purchase Price per Share stated therein. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which you are entitled by reason of your ownership of the Shares.

2. Time and Place of Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and you shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue uncertificated shares designated for you in book entry form on the records of the Company’s transfer agent, representing the Shares to be purchased by you against payment of the purchase price therefor by you by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to you, (c) your personal Services that the Committee has determined have already been rendered to the Company, if permitted by applicable law, or (d) a combination of the foregoing.

3. Restrictions on Resale. By signing this Agreement, you agree not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as you are providing Service to the Company or a Subsidiary of the Company.

3.1 Repurchase Right on Termination. For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of the following:

(i) termination of your Service, whether voluntary or involuntary and with or without cause;

(ii) your resignation, retirement or death; or

(iii) any attempted transfer by you of the Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase your Shares at a price equal to the Purchase Price per Share (the “Repurchase Right”). The Repurchase Right shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award. For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.

3.2 Exercise of Repurchase Right. Unless the Company provides written notice to you within 90 days from the date of termination of your Service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify you that it is exercising its Repurchase Right as of a date prior to such 90th day. Unless you are otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by you constitutes written notice to you of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of your termination of Service. The Company, at its choice, may satisfy its payment obligation to you with respect to exercise of the Repurchase Right by either (A) delivering a check to you in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event you are indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following termination of your Service unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by you.

3.3 Acceptance of Restrictions. Acceptance of the Shares shall constitute your agreement to such restrictions and the notation in the Company’s direct registration system for stock issuance and transfer of such restrictions set forth in Section 4.1 with respect thereto. Notwithstanding such restrictions, however, so long as you are the holder of the Shares, or any portion thereof, you shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.

3.4 Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and you, you may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company. Any purported transfer without such consent is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right. In the event of any purchase by the Company hereunder where the Shares or interest therein are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest therein to you for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to you prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy your obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay you for such Shares or interest.

3.5 Assignment. The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

4. Stop Transfer Orders.

4.1 Stop-Transfer Notices. You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.2 Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

6. Miscellaneous.

6.1 Acknowledgement. The Company and you agree that the Restricted Shares are granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Restricted Stock Agreement.

6.2 Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

6.3 Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

6.4 Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision(s) in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware Chancery Court or the federal courts of the United States for the District of Delaware and no other courts.

6.5 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6.6 Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to you shall be addressed to you at the address maintained by the Company for such person or at such other address as you may specify in writing to the Company.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.8 U.S. Tax Consequences. Unless an Election (defined below) is made, upon vesting of Shares, you will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares. This will be treated as ordinary income by you and will be subject to withholding by the Company when required by applicable law. In the absence of an Election, the Company shall satisfy the withholding requirements as set forth in Section 7 below. If you make an Election, then you must, prior to making the Election, pay in cash (or check) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.

7. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the Restricted Shares to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company will only recognize you as a record holder of Shares if you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be released from the Repurchase Right when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

8. Section 83(b) Election. You hereby acknowledges that you have been informed that, with respect to the purchase of the Shares, an election may be filed by you with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”). Making the Election will result in recognition of taxable income to you on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares. Absent such an Election, taxable income will be measured and recognized by you at the time or times on which the Company’s Repurchase Right lapses. You hereby agree that, if you make such an Election, you will simultaneously provide a copy thereof to the Company. You are strongly encouraged to seek the advice of your own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election. YOU ACKNOWLEDGE THAT IT IS SOLELY YOUR RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON YOUR BEHALF.

9. Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this Restricted Stock Award, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Restricted Stock Award. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at . You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at . Finally, you understand that you are not required to consent to electronic delivery.

10. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the Restricted Stock Award and the purchase price per share may be adjusted pursuant to the Plan.

11. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Shares shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your Shares (whether vested or unvested) and the recoupment of any gains realized with respect to your Shares.

BY ACCEPTING THIS RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

The parties have executed this Agreement as of the date first set forth above.

THE REAL GOOD FOOD COMPANY, INC.

By:

Name:

Its:

RECIPIENT:

Signature:

Print Name:

RECEIPT

The Real Good Food Company, Inc. hereby acknowledges receipt of (check as applicable):

☐ A check or wire transfer in the amount of $[        ]

☐ The cancellation of indebtedness in the amount of $[        ]

☐ Given by [        ] as consideration for the book entry in your name for [                ] shares of Class A Common Stock of The Real Good Food Company, Inc.

☐ Other method as permitted by the Plan and specifically approved by the Board or Committee, and described here:

Dated: [            ]

THE REAL GOOD FOOD COMPANY, INC.

By:

Print Name:

Its:

[Receipt]

NOTICE OF RESTRICTED STOCK UNIT AWARD

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in The Real Good Food Company, Inc. (the “Company”) 2021 Amended and Restated Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”) and the attached Restricted Stock Unit Agreement (the “RSU Agreement”). You have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached RSU Agreement.

Name:

Address:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs. This RSU expires earlier if your Service terminates earlier, as described in the RSU Agreement.

Vesting Schedule:	1/36th of the RSUs shall vest on the first day of each fiscal month following the Vesting Commencement Date; however, all RSUs shall vest upon the occurrence of any of the following: (a) the consummation by the Company of a Corporate Transaction, (b) the termination of your Service by you for Good Reason (as defined in that certain employment agreement dated , 2021 between you and The Real Good Food Company LLC), or (c) the termination of your Service by the Company for any reason except for Cause (as defined in the Plan).

Additional Terms:	☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference. No document need be attached as Attachment 1 if the box is not checked.

You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing Service. By accepting this award, you and the Company agree that this award is granted under and governed by the terms and conditions of the Plan, the Notice and the RSU Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your Service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this RSU by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of RSU(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company. By accepting this RSU, you consent to electronic delivery as set forth in the RSU Agreement.

PARTICIPANT:	THE REAL GOOD FOOD COMPANY, INC.

Signature:	By:

Print Name:	Name:
Its:

RESTRICTED STOCK UNIT AGREEMENT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

You have been granted Restricted Stock Units (“RSUs”) by The Real Good Food Company, Inc. (the “Company”) under the 2021 Amended and Restated Stock Incentive Plan (the “Plan”), subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Agreement (this “RSU Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Settlement. Subject to Section 16 below, settlement of RSUs shall be made in the same calendar year as the applicable date of vesting under the vesting schedule set forth in the Notice; provided, however, that if the vesting date under the vesting schedule set forth in the Notice is in December, then settlement of any RSUs that vest in December shall be within 30 days of vesting. Settlement of RSUs shall be in Shares. Settlement means the delivery of the Shares vested under an RSU. No fractional RSUs or rights for fractional Shares shall be created pursuant to this RSU Agreement.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, you shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

3. Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to you.

4. No Transfer. RSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5. Termination. If your Service terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights you have to such RSUs shall immediately terminate. In case of any dispute as to whether your termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

6. Construction. This RSU Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this RSU Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

7. Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to you shall be addressed to you at the address maintained by the Company for such person or at such other address as you may specify in writing to the Company.

8. Tax Consequences. You acknowledge that you will recognize tax consequences in connection with the RSUs. You should consult a tax adviser regarding your tax obligations in the jurisdiction where you are subject to tax. Under U.S. federal tax law, you will not recognize taxable income when you are granted or vest in the RSUs. In general, the RSUs will be taxed when they are settled and you will recognize ordinary income equal to the value of the Shares that you receive from the Company.

9. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all

Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the settlement of your RSUs, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your RSUs are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish such method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

10. Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice, this RSU Agreement and the provisions of the Plan (incorporated herein by reference). You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this RSU Agreement.

11. Entire Agreement; Enforcement of Rights. This RSU Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this RSU Agreement, nor any waiver of any rights under this RSU Agreement, shall be effective unless in writing and signed by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.

12. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

13. Governing Law; Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this RSU Agreement, (b) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this RSU Agreement shall be enforceable in accordance with its terms. This RSU Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this RSU Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware Chancery Court or the federal courts of the United States for the District of Delaware and no other courts.

14. No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

15. Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this RSU, you consent to the electronic delivery of the Notice, this RSU Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSU. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at . You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at . Finally, you understand that you are not required to consent to electronic delivery.

16. Code Section 409A. For purposes of this RSU Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Agreement in connection with your termination of employment constitute deferred compensation subject to Section 409A, and you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from your separation from service or (b) the date of your death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you including, without limitation, the additional tax for which you would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this RSU Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

17. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the RSUs may be adjusted pursuant to the Plan.

18. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

19. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to your RSUs.

BY ACCEPTING THIS RSU, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF STOCK APPRECIATION RIGHT AWARD

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in The Real Good Food Company, Inc. (the “Company”) 2021 Amended and Restated Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Appreciation Right Award (the “Notice of Grant”) and the attached Stock Appreciation Right Agreement (the “SAR Agreement”). You have been granted an award of Stock Appreciation Rights (the “SAR”) of the Company under the Plan subject to the terms and conditions of the Plan, this Notice of Grant and the SAR Agreement.

Name:

Address:

Date of Grant:

Vesting Commencement Date:

Exercise Price:

Total Number of Shares Represented by SAR:

Expiration Date:

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Stock Bonus Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE HERE].

You acknowledge that the vesting of the SAR pursuant to this Notice of Grant is earned only by continuing Service. By accepting the SAR, you and the Company agree that the SAR is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the SAR Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your Service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this SAR by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of SAR(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company. By accepting the SAR, you consent to electronic delivery as set forth in the SAR Agreement.

PARTICIPANT:	THE REAL GOOD FOOD COMPANY, INC.

Signature:	By:

Print Name:	Name:
Its:

STOCK APPRECIATION RIGHT AWARD AGREEMENT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

You have been granted an award of Stock Appreciation Rights (the “SAR”) by The Real Good Food Company, Inc. (the “Company”) under the 2021 Amended and Restated Stock Incentive Plan (the “Plan”), subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Appreciation Right Award (the “Notice of Grant”) and this Stock Appreciation Right Agreement (the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Grant of SAR. You have been granted a SAR with respect to the number of Shares set forth in the Notice of Grant at the Exercise Price set forth in the Notice of Grant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2. Termination Period.

(a) General Rule. If your Service terminates for any reason except death or Disability, and other than for Cause, then this SAR will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service (subject to the expiration detailed in Section 6). In no event shall this SAR be exercised later than the Expiration Date set forth in the Notice of Grant. If your Service is terminated for Cause, this SAR will expire upon the date of such termination. The Company determines when your Service terminates for all purposes under this Agreement.

(b) Death; Disability. If your Service does not terminate before you die (or you die within three (3) months of your termination of Service to the Company other than for Cause), then this SAR will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death (subject to the expiration detailed in Section 6). If your Service terminates because of your Disability, then this SAR will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date (subject to the expiration detailed in Section 6).

(c) No Notice. You are responsible for keeping track of these exercise periods following your termination of Service for any reason. The Company will not provide further notice of such periods. In no event shall this SAR be exercised later than the Expiration Date set forth in the Notice of Grant.

3. Vesting Rights. Subject to the applicable provisions of the Plan and this Agreement, this SAR may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

4. Exercise of SAR.

(a) Right to Exercise. This SAR is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of your death, Disability, or other cessation of Service, the exercisability of the SAR is governed by the applicable provisions of the Plan, the Notice of Grant and this Agreement. This SAR may not be exercised for a fraction of a Share.

(b) Method of Exercise. This SAR is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. This SAR shall be deemed to be exercised upon receipt by the Company of a fully executed Exercise Notice and any applicable tax withholding due upon exercise of the SAR.

(c) Form of Settlement. Upon exercise of the SAR, you will be entitled to receive payment from the Company in an amount equal to the SAR Value (as defined in the Plan). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value (the “Exercised Shares”) or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code. No Exercised Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Exercised Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares, if any, shall be considered transferred to you on the date the SAR is exercised with respect to such Exercised Shares.

5. Non-Transferability of SAR. This SAR may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during your lifetime only by you unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

6. Term of SAR. This SAR shall in any event expire on the expiration date set forth in the Notice of Grant, which date is ten (10) years after the Date of Grant specified therein.

7. Tax Consequences. You should consult a tax adviser for tax consequences relating to this SAR in the jurisdiction in which you are subject to tax. YOU SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS SAR OR DISPOSING OF THE EXERCISE SHARES, IF ANY. If you are an Employee or a former Employee, the Company may be required to withhold from your compensation an amount equal to the minimum amount the Company is required to withhold for income and employment taxes or collect from you and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise.

8. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including the grant, vesting or exercise of the SAR, the subsequent sale of Exercised Shares, if any, acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the SAR to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercise of the SAR, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items payable by you from your wages, the SAR Value, or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Exercised Shares, if any, that otherwise would be issued to you when you exercise this SAR, provided that the Company only withholds the amount of Exercised Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Exercised Shares, if any, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish such method prior to the Tax-Related Items withholding event. The Fair Market Value of the Exercised Shares, determined as of the effective date of the SAR exercise, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to honor the exercise or deliver Exercised Shares, if any, or the SAR Value to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

9. Acknowledgement. The Company and you agree that the SAR is granted under and governed by the Notice of Grant, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the SAR subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and the SAR Agreement.

10. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice of Grant constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. Compliance with Laws and Regulations. The issuance of Exercised Shares, if any, will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer. The Exercised Shares, if any, issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

12. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice of Grant and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware Chancery Court or the federal courts of the United States for the District of Delaware and no other courts.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

14. Consent to Electronic Delivery of All Plan Documents and Disclosures. By your acceptance of this SAR, you consent to the electronic delivery of the Notice of Grant, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the SAR. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at . You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at . Finally, you understand that you are not required to consent to electronic delivery.

15. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this SAR and the exercise price per Share may be adjusted pursuant to the Plan.

16. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, you hereby agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

17. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the SAR shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your SAR (whether vested or unvested) and the recoupment of any gains realized with respect to your SAR.

BY ACCEPTING THIS SAR, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF PERFORMANCE SHARES AWARD

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in The Real Good Food Company, Inc. (the “Company”) 2021 Amended and Restated Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Performance Shares Award (the “Notice”) and the attached Performance Shares Award Agreement (the “Performance Shares Agreement”). You have been granted an award of Performance Shares (the “Performance Shares Award”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Performance Shares Agreement.

Name:

Address:

Number of Shares:

Date of Grant:

Fair Market Value on Date of Grant:

Vesting Commencement Date:

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Performance Shares Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE].

You acknowledge that the vesting of the Performance Shares Award pursuant to this Notice is earned only by continuing Service. By accepting the Performance Shares Award, you and the Company agree that the Performance Shares Award is granted under and governed by the terms and conditions of the Plan, the Notice and the Performance Shares Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this Performance Shares Award by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of Performance Share Award(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company. By accepting the Performance Shares Award, you consent to electronic delivery as set forth in the Performance Shares Agreement.

PARTICIPANT:	THE REAL GOOD FOOD COMPANY, INC.

Signature:	By:

Print Name:	Name:
Its:

PERFORMANCE SHARES AGREEMENT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

You have been granted a Performance Shares Award (“Performance Shares Award”) by The Real Good Food Company, Inc. (the “Company”) under the 2021 Amended and Restated Stock Incentive Plan (the “Plan”), subject to the terms, restrictions and conditions of the Plan, the Notice of Performance Shares Award (“Notice”) and this Performance Shares Agreement (this “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Settlement. Your Performance Shares Award shall be settled in Shares and the Company’s transfer agent shall record ownership of such Shares in your name as soon as reasonably practicable after achievement of the Performance Factors enumerated in the Notice.

2. No Stockholder Rights. Unless and until you are recorded as the holder of such Shares on the stock records of the Company and its transfer agent, you shall have no right to dividends, to vote Shares, or to any other rights of a stockholder in respect of such Shares.

3. No Transfer. Your interest in this Performance Shares Award shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4. Termination. If your Service terminates for any reason, all of your rights under the Plan, this Agreement and the Notice in respect of this Award shall immediately terminate. In case of any dispute as to whether a termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5. Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6. Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to you shall be addressed to you at the address maintained by the Company for such person or at such other address as you may specify in writing to the Company.

7. Tax Consequences. YOU SHOULD CONSULT A TAX ADVISER BEFORE ACQUIRING THE SHARES IN THE JURISDICTION IN WHICH YOU ARE SUBJECT TO TAX. Shares shall not be issued under this Agreement unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the acquisition or vesting of Shares. Under U.S. federal tax laws, upon vesting of Shares, you will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting. This will be treated as ordinary income by you and will be subject to withholding by the Company when required by applicable law. The Company shall satisfy the withholding requirements as set forth in Section 8 below.

8. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company will only recognize you as a record holder of Shares if you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

9. Acknowledgement. The Company and you agree that the Performance Shares Award is granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the Performance Shares Award subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.

10. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

12. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware Chancery Court or the federal courts of the United States for the District of Delaware and no other courts.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

14. Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this Performance Shares Award, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Performance Shares Award. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at . You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at . Finally, you understand that you are not required to consent to electronic delivery.

15. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the Performance Shares Award may be adjusted pursuant to the Plan.

16. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, Performance Shares Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your Performance Shares Award (whether vested or unvested) and the recoupment of any gains realized with respect to your Performance Shares Award.

BY ACCEPTING THE PERFORMANCE SHARES AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

NOTICE OF STOCK BONUS AWARD

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in The Real Good Food Company, Inc. (the “Company”) 2021 Amended and Restated Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Bonus Award (the “Notice”) and the attached Stock Bonus Award Agreement (the “Stock Bonus Agreement”). You have been granted an award of Shares under the Plan (the “Stock Bonus Award”) subject to the terms and conditions of the Plan, this Notice and the attached Stock Bonus Agreement.

Name:

Address:

Number of Shares:

Date of Grant:

Vesting Commencement Date:	[INSERT DATE HERE].

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Stock Bonus Agreement, the Shares will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE HERE].

You acknowledge that the vesting of the Shares pursuant to this Notice is earned only by continuing Service. By accepting this Stock Bonus Award, you and the Company agree that this Stock Bonus Award is granted under and governed by the terms and conditions of the Plan, the Notice and the Stock Bonus Agreement. You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your Service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards. You further acknowledge that the grant of this Stock Bonus Award by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of Stock Bonus Award(s) or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company. By accepting this Stock Bonus Award, you consent to electronic delivery as set forth in the Stock Bonus Agreement.

PARTICIPANT:	THE REAL GOOD FOOD COMPANY, INC.

Signature:	By:

Print Name:	Name:
Its:

STOCK BONUS AWARD AGREEMENT

THE REAL GOOD FOOD COMPANY, INC.

2021 AMENDED AND RESTATED STOCK INCENTIVE PLAN

You have been granted a Stock Bonus Award (“Stock Bonus Award”) by The Real Good Food Company, Inc. (the “Company”) under the 2021 Amended and Restated Stock Incentive Plan (the “Plan”), subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Bonus Award (the “Notice”) and this Stock Bonus Award Agreement (this “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Issuance. Your Stock Bonus Award shall be issued in Shares, and the Company’s transfer agent shall record ownership of such Shares in your name as soon as reasonably practicable after achievement of the Performance Factors enumerated in the Notice.

2. No Stockholder Rights. Unless and until you are recorded as the holder of such Shares on the stock records of the Company and its transfer agent, you shall have no right to dividends, to vote Shares, or to any other rights of a stockholder in respect of such Shares.

3. No Transfer. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and you, you may not transfer any Unvested Shares (as defined below), or any interest therein, unless consented to in writing by a duly authorized representative of the Company. Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. “Unvested Shares” are Shares that have not yet vested pursuant to the terms of the vesting schedule set forth in the Notice.

4. Termination. If your Service terminates for any reason, all Unvested Shares shall immediately be forfeited to the Company, and all rights you have to such Unvested Shares shall immediately terminate. In case of any dispute as to whether a termination of Service has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5. Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6. Notices. Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to you shall be addressed to you at the address maintained by the Company for such person or at such other address as you may specify in writing to the Company.

7. Tax Consequences. YOU SHOULD CONSULT A TAX ADVISER BEFORE ACQUIRING THE SHARES IN THE JURISDICTION IN WHICH YOU ARE SUBJECT TO TAX.

Shares shall not be issued under this Agreement unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the acquisition or vesting of Shares. Under U.S. federal tax laws, upon vesting of Shares, you will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting. This will be treated as ordinary income by you and will be subject to withholding by the Company when required by applicable law. The Company shall satisfy the withholding requirements as set forth in Section 8 below.

8. Withholding Taxes and Stock Withholding. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award to reduce or eliminate your liability for Tax-Related Items. You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company will only recognize you as a record holder of Shares if you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be released when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described. Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

9. Acknowledgement. The Company and you agree that the Stock Bonus Award is granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference). You: (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the Stock Bonus Award subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.

10. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

11. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Class A Common Stock may be listed or quoted at the time of such issuance or transfer. The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

12. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware Chancery Court or the federal courts of the United States for the District of Delaware and no other courts.

13. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

14. Consent to Electronic Delivery of All Plan Documents and Disclosures. By acceptance of this Stock Bonus Award, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Stock Bonus Award. Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at . You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at . Finally, you understand that you are not required to consent to electronic delivery.

15. Adjustment. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the Stock Bonus Award may be adjusted pursuant to the Plan.

16. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Stock Bonus Award shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to you. In addition to any other remedies available under such policy, applicable law may require the cancellation of your Stock Bonus Award (whether vested or unvested) and the recoupment of any gains realized with respect to your Stock Bonus Award.

BY ACCEPTING THE STOCK BONUS AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

PROXY TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/RGF Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-520-4453 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the 2023 Annual Meeting online and/or participate at www.proxydocs.com/RGF. The Real Good Food Company, Inc. Annual Meeting of Stockholders For Stockholders of record as of June 20, 2023 DATE: Wednesday, August 16, 2023 TIME: 9:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/RGF for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints George G. Law and Akshay Jagdale (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of The Real Good Food Company, Inc. which the undersigned is entitled to vote at the 2023 Annual Meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the 2023 Annual Meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the 2023 Annual Meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Real Good Food Company, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect two Class II directors for a three-year term to expire at the 2026 Annual Meeting of Stockholders. 1.01 Timothy K. Hussman FOR WITHHOLD FOR FOR 1.02 Gerard G. Law 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. FOR AGAINST ABSTAIN FOR FOR 3. To approve the amendment and restatement of the 2021 Stock Incentive Plan (the “2021 Plan”) to authorize an additional 1,500,000 shares of Class A Common Stock to be available for issuance under the 2021 Plan. 4. The transaction of such other business as may properly be brought before the Annual Meeting, or any adjournment or postponement thereof. You must register to attend the 2023 Annual Meeting online and/or participate at www.proxydocs.com/RGF. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date